                                                                     EXHIBIT 3.1

                         QUESTCOR PHARMACEUTICALS, INC.

                          CERTIFICATE OF DETERMINATION
                                       OF
                      SERIES B CONVERTIBLE PREFERRED STOCK

       (Pursuant to Section 401 of the California General Corporation Law)

                                 ______________

                  Charles J. Casamento and Timothy E. Morris, in accordance with the provisions of Section 401 of the California General Corporation Law, DO HEREBY CERTIFY THAT:

                  ONE: They are the Chairman, President and Chief Executive Officer and Chief Financial Officer, respectively of Questcor Pharmaceuticals, Inc., a corporation organized and existing under the California General Corporation Law (the "Corporation").

                  TWO: The total number of shares of Preferred Stock which the Corporation is authorized to issue is 7,500,000 shares and the total number of shares constituting the series of Preferred Stock designated "Series B Convertible Preferred Stock" is 10,000 and none of the shares of said series have been issued.

                  THREE: Pursuant to authority vested in the Board of Directors of the Corporation by the Amended and Restated Articles of Incorporation of the Corporation, the Board of Directors, at a meeting duly called and held on December 18, 2002, adopted a resolution providing for the creation of a series of the Corporation's Preferred Stock, no par value, which series is designated "Series B Convertible Preferred Stock," which resolution is as follows:

                  RESOLVED, that pursuant to authority vested in the Board of Directors by the Amended and Restated Articles of Incorporation, the Board of Directors does hereby provide for the creation of a series of the Preferred Stock, no par value (hereafter called the "Preferred Stock"), of the Corporation, and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Amended and Restated Articles of Incorporation of the Corporation, does hereby fix the same as follows:

                      SERIES B CONVERTIBLE PREFERRED STOCK

                  SECTION 1. CERTAIN DEFINED TERMS. (a) All the agreements or instruments defined in this Certificate of Determination shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Certificate of Determination.

                  (b) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Additional Dividend Event" means the occurrence of any of the following events:

                  (1) Absence of Reported Sale Price. For any period of six consecutive Trading Days following the Issuance Date there shall be no reported sale price of the Common Stock on any of the AMEX, the NYSE or the Nasdaq;

                  (2) Certain Failures to Pay Dividends. The Corporation fails to declare or pay in full any dividend payable on the shares of Series B Preferred Stock on the applicable Dividend Payment Date in circumstances where such declaration or payment would not be permitted by Section 500 of the CGCL or would be prohibited by Section 501 of the CGCL;

                  (3) Certain Involuntary Proceedings. An involuntary case or other proceeding shall be commenced against the Corporation or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty consecutive days;

                  (4) Judgments. Any court of competent jurisdiction shall enter one or more final judgments against the Corporation or any Subsidiary or any of their respective properties or other assets in an aggregate amount in excess of $100,000, which is not vacated, bonded, stayed, discharged, satisfied or waived for a period of 30 consecutive days;

                  (5) Default on Obligations. (A) The Corporation or any Subsidiary shall (i) default in any payment with respect to any Indebtedness which Indebtedness has an outstanding principal amount in excess of $100,000, individually or in the aggregate for the Corporation and the Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or
         (ii) default in the observance or performance of any agreement, covenant or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebted ness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity and such default or event shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created (after giving effect to any consent or waiver obtained and then in effect hereunder); or (B) any Indebtedness of the Corporation or any Subsidiary which has an outstanding principal amount in excess of $100,000, individually or in the aggregate for the Corporation and the Subsidiaries, shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof;

                  (6) Certain Exchanges, Acquisitions, Etc. The occurrence of any transaction or event, other than pursuant to an agreement to which the Corporation is a party and other than a transaction or event which has been approved by the Board of Directors, in connection with which transaction or event all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock which is (or will, upon consummation of or immediately following such transaction or event, will be) listed on the AMEX or the NYSE or listed or approved for quotation on Nasdaq;

                  (7) Certain Changes of Control. The acquisition by a Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Corporation representing 50% or more of the combined voting power of the outstanding voting securities of the Corporation ordinarily (and apart from voting rights accruing in special circumstances) having the right to vote in the election of directors if such acquisition arises from a transfer of outstanding securities of the Corporation that have voting power and not through action taken by the Corporation or any Subsidiary;

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
                  (8)     Certain Non-Compliance and Breaches. The Corporation
         (A) fails to comply with clause (1) or (3) of Section 12(d) or (B) fails to comply in any material respect with any provision of any Transaction Document (other than Section 3 or clause (1), (2), (3),
         (5), (7), (8), (9), (10), (11), (13) or (14) of Section 12(d) and
         other than as specifically provided in the definition of Optional Redemption Event) or breaches any other material covenant or other material term or condition of any Transaction Document (other than Section 3 or clause (1), (2), (3), (5), (7), (8), (9), (10), (11),
         (13) or (14) of Section 12(d) and other than as specifically provided in the definition of Optional Redemption Event);

                  (9) Certain Limitations on Redemption. At any time on or after the Issuance Date the amount available pursuant to Section 500 or Section 501 of the CGCL to pay the Optional Redemption Price of all outstanding shares of Series B Preferred Stock (whether or not any Holder shall at the time have a right to require, or shall have exercised any right to require, redemption of shares of Series B Preferred Stock pursuant to Section 11) shall be less than the aggregate Optional Redemption Price of all shares of Series B Preferred Stock outstanding at such time, other than by reason of the failure of the Corporation to comply with Section 3; or

                  (10) Failure to Maintain Net Cash, Cash Equivalent and Eligible Investment Balances. The Corporation fails to maintain Net Cash, Cash Equivalent and Eligible Investment Balances in an amount at least equal to 50% of the aggregate Stated Value of the outstanding shares of Series B Preferred Stock;

provided, however, that no event or circumstance that constitutes an Optional Redemption Event shall constitute an Additional Dividend Event.

                  "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the subject Person. For purposes of the term "Affiliate," the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or to cause the direction of the management and policies of a Person, whether through the ownership of securities, by contract or otherwise.

                  "Aggregate Diluted Price Percentage" means, at any time of determination, the aggregate Diluted Price Percentages for all issuances of Newly Issued Shares issued in reliance on Section 12(d)(13)(B)(ix) at or prior to such time of determination.

                  "Aggregation Parties" shall have the meaning provided in
Section 10(g)(1).

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
                  "AMEX" means the American Stock Exchange, Inc.

                  "AQR Function" means the function designated by Bloomberg Financial L.P. as AQR, for use by subscribers to its financial information services, and which provides a volume-weighted average quote recapitulation of the reported trading prices of a security.

                  "Arrearage Interest" means at any time interest at the rate equal to the Dividend Rate in effect at such time plus 6% per annum (or such lesser rate equal to the highest rate permitted by applicable law) on any dividend on shares of Series B Preferred Stock which dividend is not paid on a Dividend Payment Date, whether or not declared, and which shall accrue from such Dividend Payment Date.

                  "Board of Directors" or "Board" means the Board of Directors of the Corporation.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly adopted by the Board of Directors, or duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Holders.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

                  "Cash, Cash Equivalent and Eligible Investment Balances" of any Person on any date shall be determined from such Person's books maintained in accordance with Generally Accepted Accounting Principles, and means, without duplication, the sum of (1) the cash accrued by such Person on an unconsolidated basis on such date and available for use by such Person on such date, (2) all assets which would, on an unconsolidated balance sheet of such Person prepared as of such date in accordance with Generally Accepted Accounting Principles, be classified as cash equivalents and (3) all Eligible Marketable Securities which are assets which would, on an unconsolidated balance sheet of such Person prepared as of such date in accordance with Generally Accepted Accounting Principles, be classified as marketable securities which are current assets.

                  "CGCL" means the California General Corporation Law or any successor or replacement law of the State of California that governs the Corporation.

                  "Common Stock" includes the Common Stock, no par value, of the Corporation as authorized on the date hereof, and any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise and any stock (other than Common Stock) and other securities of the Corporation or any other Person which any Holder at any time shall be entitled to receive, or shall have received, on the exercise of conversion rights of the Series B Preferred Stock, in lieu of or in addition to Common Stock.

                  "Common Stock Equivalent" means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

                  "Company Redemption Price" shall have the meaning provided in the Subscription Agreements.

                  "Conversion Agent" means Computershare Trust Company, Inc. or its duly appointed successor who shall be serving as transfer agent and registrar for the Common Stock and who shall have been authorized by the Corporation to act as conversion agent for the Series B Preferred Stock in accordance with the Conversion Agent Instruction and the name, address and telephone number of which shall have been given to the Holders by notice from the Corporation.

                  "Conversion Agent Instruction" means the Conversion Agent Instruction from the Corporation to the Conversion Agent for the benefit of the Holders in the form attached to the Subscription Agreements as ANNEX II, as the same may be modified as provided in the Subscription Agreements.

                  "Conversion Date" means the date on which a Conversion Notice is given by a Holder, whether by mail, courier, personal service, telephone line facsimile transmission or other means, as provided in Section 10(a).

                  "Conversion Notice" means a Notice of Conversion of Series B Convertible Preferred Stock substantially in the form set forth in Section 14(a).

                  "Conversion Price" means $0.9412, subject to adjustment as provided in Section 10(c).

                  "Corporation Certificate" means a certificate of the Corporation signed by an Officer.

                  "Corporation Notice" means a Corporation Notice substantially in the form set forth in Section 14(c).

                  "Current Fair Market Value" means when used with respect to the Common Stock as of a specified date:

                  (i) if the Common Stock is then listed for trading on a national securities exchange or through the Nasdaq or the Nasdaq SmallCap, the average of the daily VWAPs of the Common Stock for each Trading Day in the period of five consecutive Trading Days ending on and including such date;

                  (ii) if on the date as of which Current Fair Market Value is to be determined the Common Stock is not so listed, the average of the highest bid and lowest asked prices of the Common Stock quoted in the Nasdaq OTC Bulletin Board or the over-the-counter-market, for each Trading Day in the period of five consecutive Trading Days ending on and including such date, as reported by Bloomberg Financial, L.P.; or

                  (iii) if on the date for which Current Fair Market Value is to be determined the Common Stock is not listed on any national securities exchange, the Nasdaq or the Nasdaq SmallCap or quoted in the Nasdaq System or the over-the-counter market, the Current Fair Market Value of Common Stock shall be the highest price per share which the Corporation could then obtain from a willing buyer (not an employee or director of the Corporation at the time of determination), under no compulsion to buy, in an arms'-length for shares of Common Stock sold by the Corporation, from authorized but unissued shares, as determined in good faith by the Board of Directors.

                  "Current Market Price" shall mean the arithmetic average of the daily VWAPs per share of Common Stock for the ten consecutive Trading Days ending on and including the Trading Day immediately prior to the date in question; provided, however, that (1) if the ex Date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10(c)(1), (2), (3), (4),
(5), and (6) occurs during such ten consecutive Trading Days, the VWAP for each Trading Day prior to the ex Date for such other event shall be adjusted by multiplying such VWAP by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the ex Date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 10(c)(1), (2), (3), (4), (5), or (6) occurs on or after the ex Date for the issuance or distribution requiring such computation and prior to the day in question, the VWAP for each Trading Day on and after the ex Date for such other event shall be adjusted by multiplying such VWAP by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the ex Date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause
(1) or (2) of this proviso, the VWAP for each Trading Day on or after such ex Date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 10(c)(4) or (6), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such ex Date. For purposes of any computation under Section 10(c)(6), the Current Market Price of the Common Stock on any date shall be deemed to be the arithmetic average of the daily VWAPs per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the ex Date for any event (other than the Tender Offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to
Section 10(c)(1), (2), (3), (4), (5), or (6) occurs on or after the Expiration Time for the Tender Offer requiring such computation and prior to the day in question, the VWAP for each Trading Day on and after the ex Date for such other event shall be adjusted by multiplying such VWAP by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to Section 10(c), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of Section 10(c) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                  "Diluted Price Percentage" means, with respect to any issuance of Newly Issued Shares issued in reliance on Section 12(d)(13)(B)(ix), the Diluted Price Percentage computed in accordance with the following formula:

                                            (( O +(C / FMV))  x  CP  )
                                            ----------------
                      DPP      =    CP -    (     ( O + N )          )
                                    ---------------------------------
                                                    CP

where,

         C       =    aggregate consideration received by the Corporation for
                      the Newly Issued Shares

         N       =    number of Newly Issued Shares

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
         O       =    number of shares of Common Stock outstanding (calculated
                      on a fully-diluted basis assuming the conversion of all options, warrants, purchase rights or convertible securities which are exercisable at the time of the issuance of the Newly Issued Shares) immediately prior to the issuance of the Newly Issued Shares

         FMV     =    Current Fair Market Value of the Common Stock at the time
                      of issuance of the Newly Issued Shares

         CP      =    Conversion Price immediately prior to the issuance of the
                      Newly Issued Shares

         DPP     =    Diluted Price Percentage for such issuance of Newly Issued
                      Shares

                  "Dividend Payment Date" means each January 1, April 1, July 1 and October 1.

                  "Default Rate" means at any time the rate equal to the Dividend Rate in effect at such time plus 6% per annum (or such lesser rate equal to the highest rate permitted by applicable law).

                  "Dividend Rate" means for any period a rate per annum set forth below opposite such period:

                                                                       DIVIDEND
PERIOD                                                                   RATE
------                                                                 --------
Issuance Date to and including December 31, 2005                           8%
January 1, 2006 to and including December 31, 2007                        10%
January 1, 2008 and thereafter                                            12%

; provided, however, that if an Additional Dividend Event shall have occurred then so long as any Additional Dividend Event shall continue the Dividend Rate shall be the amount shown in the table above plus an additional 6 percent per annum.

                  "Dividend Record Date" means with respect to each Dividend Payment Date the close of business on the Business Day immediately preceding such Dividend Payment Date.

                  "Eligible Bank" means a corporation organized or existing under the laws of the United States or any state, having combined capital and surplus of at least $250 million and subject to supervision by United States federal or state authority and which has a branch located in New York, New York.

                  "Eligible Marketable Securities" of the Corporation as of any date means marketable securities which would be reflected as short-term investments on an unconsolidated balance sheet of the Corporation prepared as of such date in accordance with Generally Accepted Accounting Principles on a basis consistent with the consolidated balance sheet included in the 2001 Form 10-K.

                  "ESPP" means the Corporation's 2000 Employee Stock Purchase Plan.

                  "Event Period" means (x) an Optional Redemption Event shall have occurred with respect to which any Holder shall be entitled to exercise redemption rights under Section 11 or with respect to which any Holder shall have exercised such rights and the Corporation shall not have paid, or deposited in accordance with Section 15(c), the Optional Redemption Price or (y) an Additional Dividend Event, or any event which, with notice or passage of time, or both, would become an Additional Dividend Event, shall have occurred and be continuing.

                  "Excluded Shares" shall have the meaning provided in Section 10(g)(1).

                  "Expiration Time" shall have the meaning provided in Section 10(c)(6).

                  "ex Date" means (1) when used with respect to any issuance, distribution or stock dividend, the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the VWAP was obtained without the right to receive such issuance, distribution or stock dividend, (2) when used with respect to any stock split, capital reorganization, subdivision or combination of shares of Common Stock, the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such stock split, capital reorganization, subdivision or combination becomes effective or is publicly announced, and (3) when used with respect to any Tender Offer or other event, the first date on which the Common Stock trades, regular way, on such exchange or in such market after the Expiration Time of such Tender Offer or after the occurrence or public announcement of such event.

                  "Extended Redemption Date" means with respect to any shares of Series B Preferred Stock of any Holder to which Section 9(b) applies, the date that is 60 days after the latest date on which such Holder's Restricted Ownership Percentage no longer restricts such Holder's right to convert all shares of Series B Preferred Stock held by such Holder.

                  "Fundamental Change" means

                  (a) Any consolidation or merger of the Corporation or any Subsidiary with or into another entity (other than a merger or consolidation of a Subsidiary into the Corporation or a wholly-owned Subsidiary) that has been approved by the Board of Directors where the stockholders of the Corporation immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving entity of such consolidation or merger immediately following such transaction; or the sale of all or substantially all of the assets of the Corporation and the Subsidiaries in a single transaction or a series of related transactions that have been approved by the Board of Directors; provided, however, that any such event or occurrence shall not constitute a Fundamental Change if:

                  (1) the event or occurrence is a transaction to which the provisions of Section 10(d) apply, the Corporation and the successor or purchasing Person shall have complied in full with the provisions of the Transaction Documents; including, without limitation, Section 10(d), and the successor or purchasing Person is a Permitted Acquiror;

                  (2) the terms of such transaction provide that from and after the closing of such transaction the Conversion Price shall equal the lesser of (x) the price per share determined in accordance with
         Section 10(d) and (y) the arithmetic average of the daily VWAPs of one share of common stock of the Permitted Acquiror for the period of five consecutive Trading Days ending on and including the Trading Day prior to the closing of such transaction, in each such case subject to further adjustment as provided in Sections 10(c) and 10(d); and

                  (3) at the time of closing such transaction and immediately after closing such transaction (x) no Optional Redemption Event shall have occurred or would result from such transaction with respect to which any Holder shall be entitled to exercise redemption rights under Section 11 or with respect to which any Holder shall have exercised such rights and the Corporation shall not have paid, or deposited in accordance with Section 15(c), the Optional Redemption Price and (y) no Additional Dividend Event has occurred and is continuing or would result from such transaction and no event which, with notice or passage of time, or both, would become an Additional Dividend Event has occurred and is continuing or would result from such transaction; or

                  (b) The occurrence of any transaction or event pursuant to an agreement to which the Corporation is a party and which transaction or event has been approved by the Board of Directors in connection with which transaction or event all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock which is (or will, upon consummation of or immediately following such transaction or event, will be) listed on the AMEX or the NYSE or listed or approved for quotation on Nasdaq; or

                  (c) The acquisition by a Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise approved or consented to by the Board of Directors, of beneficial ownership of securities of the Corporation representing 50% or more of the combined voting power of the outstanding voting securities of the Corporation ordinarily (and apart from voting rights accruing in special circumstances) having the right to vote in the election of directors other than any such acquisition that arises from a transfer of outstanding securities of the Corporation that have voting power and not through action taken by the Corporation or any Subsidiary.

                  "Generally Accepted Accounting Principles" for any Person means the United States generally accepted accounting principles and practices applied by such Person from time to time in the preparation of its audited financial statements.

                  "Holder" means at any time with respect to any outstanding share of Series B Preferred Stock the Person shown as the holder of record of such share of Series B Preferred Stock on the records of the Corporation relating to the Series B Preferred Stock which records are maintained in accordance with applicable law.

                  "Holder Notice" means a Holder Notice substantially in the form set forth in Section 14(d).

                  "Inconvertible Shares" shall have the meaning provided in
Section 9(b).

                  "Indebtedness" as used in reference to any Person means all indebtedness of such Person for borrowed money, the deferred purchase price of property, goods and services (deferred for more than 90 days) and obligations under leases which are required to be capitalized in accordance with Generally Accepted Accounting Principles and obligations for reimbursement of drawings under letters of credit (whether or not a drawing has occurred at the time of determination), and shall include all such indebtedness guaranteed in any manner by such Person or in effect guaranteed by such Person through a contingent agreement to purchase and all indebtedness for the payment or purchase of which such Person has contingently agreed to advance or supply funds and all indebtedness secured by a Lien upon property owned by such Person, although such Person has not assumed or become liable for the payment of such indebtedness, and, for all purposes hereof, such indebtedness shall be treated as though it has been assumed by such Person.

                  "Issuance Date" means the first date of original issuance of any shares of Series B Preferred Stock.

                  "Junior Dividend Stock" means, collectively, the Common Stock, the Series A Preferred Stock and any other class or series of capital stock of the Corporation ranking, as to dividends, junior to the Series B Preferred Stock.

                  "Junior Liquidation Stock" means, collectively, the Common Stock, the Series A Preferred Stock and any other class or series of capital stock of the Corporation ranking junior as to liquidation rights to the Series B Preferred Stock.

                  "Letter Agreement" means the letter agreement, dated as of the date of the Subscription Agreements, between the Company and the original Holders parties to the Subscription Agreements.

                  "Lien" shall mean any lien, mortgage, security interest, chattel mortgage, pledge, equity or other encumbrance (statutory or otherwise) of any kind securing satisfaction or performance of an obligation, including, without limitation, any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

                  "Liquidation Preference" means, for each share of Series B Preferred Stock, the sum of (i) the Stated Value plus (ii) an amount equal to the accrued and unpaid dividends thereon to the date of final distribution to the Holders in connection with the liquidation, dissolution or winding up of the Corporation plus (C) an amount equal to accrued and unpaid Arrearage Interest, if any, on dividends on such share of Series B Preferred Stock to the date of final distribution to the Holders in connection with the liquidation, distribution or winding up of the Corporation.

                  "Majority Holders" means at any time the Holders of outstanding shares of Series B Preferred Stock which shares constitute a majority of the outstanding shares of Series B Preferred Stock.

                  "Market Price" means with respect to any security on any date the VWAP of such security on such date on the Principal Market, as reported by Bloomberg Financial, L.P.; provided, however, that during any period the Market Price is being determined, the Market Price shall be subject to equitable adjustments from time to time on terms consistent with Section 10(c) and otherwise reasonably acceptable to the Majority Holders for (i) stock splits,
(ii) stock
dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock, (vi) distribution by the Corporation to all holders of Common Stock of evidences of indebtedness of the Corporation or cash (other than regular quarterly cash dividends), (vii) Tender Offers by the Corporation or any Subsidiary for, or other repurchases of shares of, Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than ten percent of the Common Stock outstanding, and (viii) similar events relating to the Common Stock, in each case which occur, or with respect to which the ex Date for trading of the Common Stock occurs, during such period.

                  "Nasdaq" means the Nasdaq National Market.

                  "Net Cash, Cash Equivalent and Eligible Investment Balances" of any Person on any date means the consolidated Cash, Cash Equivalent and Eligible Investment Balances of such Person and its subsidiaries on such date less the sum (without duplication) of (1) the amount of any outstanding Indebtedness of such Person or any of its subsidiaries which, directly or indirectly, is secured in whole or in part by, or restricts the use of, the consolidated Cash, Cash Equivalent and Eligible Investment Balances of such Person and its subsidiaries plus (2) the amount of outstanding Indebtedness of such Person and its subsidiaries which on such date is classified as short-term debt in accordance with Generally Accepted Accounting Principles, excluding Indebtedness permitted under clause (4) of the term "Permitted Indebtedness".

                  "Newly Issued Shares" shall have the meaning provided in
Section 12(d)(13)(B).

                  "1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

                  "1933 Act" means the Securities Act of 1933, as amended, or any successor statute thereto.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "Officer" means the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer of the Corporation.

                  "Optional Redemption Date" means the date which is five Business Days after a Holder who is entitled to redemption rights under Section 11(a) and 11(b) gives a Holder Notice.

                  "Optional Redemption Event" means any one of the following events:

                  (1)     Fundamental Change. Any Fundamental Change;

                  (2) Certain Amendments and Changes. The adoption of any amendment to the Articles of Incorporation of the Corporation (other than (A) any such amendment which has been approved by the Majority Holders in accordance with Section 12(b) or (B) any certificate of determination for a series of preferred stock of the Corporation which
         (i) has been approved by the Majority Holders in accordance with
         Section 12(b) or (ii) creates any stock which is both Junior Dividend Stock and Junior Liquidation Stock) which materially and adversely affects the rights of the Holders or the taking of any other action by the Corporation which materially and adversely affects the rights of the Holders in respect of their interests in shares of Common Stock that can be acquired upon conversion of shares of Series B Preferred Stock in a manner different and more adverse than it affects the rights of holders of Common Stock generally;

                  (3) Certain Misstatements, Omissions, Etc. Prior to the end of the Registration Period for any Holder, such Holder shall not be entitled to sell shares of Common Stock issuable or issued upon conversion of shares of Series B Preferred Stock pursuant to the Registration Statement for (x) more than ten consecutive Trading Days, occurring on or after the SEC Effective Date, in any period of 120 consecutive days during the Registration Period for such Holder, (y) more than 30 Trading Days (whether or not consecutive), occurring on or after the SEC Effective Date, in any period of 365 consecutive days during the Registration Period for such Holder, or (z) one or more Trading Days within 60 days after the end of any other such period during which any Holder has been so unable to sell shares of Common Stock, in any such case in the immediately preceding clause (x), (y) or (z) if such inability is due to the Registration Statement or the Prospectus containing any untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any other material failure of the Registration Statement or the Prospectus to comply with the 1933 Act, the 1934 Act or the rules and regulations of the SEC which failure arises or results from the Corporation taking any action, or failing to take any action the Corporation could have taken.

                  (4) Certain Payments of Dividends or Redemption Prices. The Corporation fails to declare or pay in full any dividend payable on the shares of Series B Preferred Stock on the applicable Dividend Payment Date, other than in circumstances where such declaration or payment would not be permitted by Section 500 of the CGCL or would be prohibited by Section 501 of the CGCL, or fails to pay the Optional Redemption Price, the Redemption

         Price or the Company Redemption Price of any share of Series B Preferred Stock when due;

                  (5) Issuance of Shares. The Corporation fails to issue or cause to be issued shares of Common Stock to any Holder upon exercise by such Holder of the conversion rights of such Holder within five Trading Days after the applicable Conversion Date in accordance with the terms of Section 10; fails to issue any shares of Common Stock to the holder of any Warrant upon exercise by such holder of the purchase rights of such holder within five Trading Days after the date such holder exercises such rights in accordance with the terms of the Warrants; or fails to transfer any certificate for shares of Common Stock issued to any Holder upon conversion of Series B Preferred Stock or upon exercise of any Warrant as and when required by this Certificate of Determination, the applicable Subscription Agreement or such Warrant, other than any such failure which results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Corporation (it being understood that the action or failure to act of the Conversion Agent shall be deemed an event outside the control of the Corporation, including but not limited to, fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, the bankruptcy, liquidation or reorganization of the Conversion Agent under any bankruptcy, insolvency or other similar law or any similar event outside the control of the Conversion Agent);

                  (6)     Certain Non-Compliance and Breaches. The Corporation
         (A) fails to comply with Section 3 (and in the case of Section 3(b) only, such failure shall continue for five Business Days after notice thereof to the Corporation from any Holder) or clause (5), (7), (8),
         (9), (10), (11), (13) or (14) of Section 12(d), (B) fails to comply with clause (2) of Section 12(d) and, in the case of this subclause
         (B) of this clause (6) only, such failure continues for a period of ten days after notice thereof to the Corporation from any Holder, or
         (C) (x) fails to satisfy any obligation to pay money to any Holder pursuant to or in connection with the Transaction Documents (other than as specifically provided elsewhere in this definition) or (y) fails to comply in any material respect with Section 4(d), 5(b)(4), 5(c), 5(d), 5(f), 5(g), 5(h), 8, 9, 10(d), 10(j) or 10(n) of the
         Subscription Agreement, any provision of any Warrant, or Section 4, 5(c), 5(d), 6, 10, 11, 12(a), 12(b), 12(c), 15(a) or 15(b) (in any
         such case other than as specifically provided in the definition of the term Additional Dividend Event, clauses (ii), (iii) or (iv) of the definition of the term Registration Event or any clause of this definition other than this clause (6)(C)) or breaches any other material covenant or other material term or condition in Section 4(d), 5(b)(4), 5(c), 5(d), 5(f), 5(g), 5(h), 8, 9, 10(d), 10(j) or 10(n) of
         the Subscription Agreement, any provision of any Warrant, or

         Section 4, 5(c), 5(d), 6, 10, 11, 12(a), 12(b), 12(c), 15(a) or 15(b)
         (in any such case other than as specifically provided in the definition of the term Additional Dividend Event, clauses (ii), (iii) or (iv) of the definition of the term Registration Event or any clause of this definition other than this clause (6)(C)) and, in the case of this subclause (C) of this clause (6) only, such breach continues for a period of 30 days after notice thereof to the Corporation from any Holder;

                  (7) Representations and Warranties. Any written representation or warranty of the Corporation made in or pursuant to any Transaction Document shall be false or misleading in any material respect when made or deemed made; or

                  (8) Certain Voluntary Proceedings. The Corporation or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall admit in writing its inability generally to pay its debts as they become due.

                  "Optional Redemption Percentage" means 100%.

                  "Optional Redemption Price" means an amount in cash equal to the sum of (A) the product obtained by multiplying (i) the Stated Value times
(ii) the Optional Redemption Percentage plus (B) an amount equal to the accrued and unpaid dividends on the share of Series B Preferred Stock to be redeemed to the applicable Optional Redemption Date plus (C) an amount equal to accrued and unpaid Arrearage Interest, if any, on dividends on such share of Series B Preferred Stock to the applicable Optional Redemption Date.

                  "Option Share Surrender" means the surrender of shares of Common Stock to the Corporation, or re-acquisition by the Corporation of shares of Common Stock by the Corporation, in payment of the exercise price or tax obligations incurred in connection with the exercise of a stock option granted by the Corporation to any of its employees, directors or consultants.

                  "Parity Dividend Stock" means any class or series of the Corporation's capital stock ranking, as to dividends, on a parity with the Series B Preferred Stock.

                  "Parity Liquidation Stock" means any class or series of the Corporation's capital stock ranking on a parity as to liquidation rights with the Series B Preferred Stock.

                  "Permitted Acquiror" means a solvent corporation which, at the time of determination:

                  (1) has its common stock listed for trading on any of the NYSE, the AMEX or Nasdaq and has had it common stock so listed continuously for at least the preceding two years;

                  (2) has a market capitalization in excess of $2,500,000,000.00;

                  (3) has reported positive net income for each of the immediately preceding eight consecutive fiscal quarters as shown on its quarterly financial statements prepared in accordance with Generally Accepted Accounting Principles; and

                  (4) has Net Cash, Cash Equivalent and Investment Balances in an amount in excess of $250,000,000.00.

                  "Permitted Indebtedness" means:

                  (1) Indebtedness outstanding on the Issuance Date and listed on Schedule 4(l) to the Subscription Agreements;

                  (2) Indebtedness incurred after the Issuance Date in an aggregate amount not to exceed $2 million at any one time outstanding so long as such Indebtedness is incurred for the purpose of acquiring equipment owned or used or to be owned or used by the Corporation or any Subsidiary (or for the purpose of acquiring the capital stock or similar equity interests of a Subsidiary that is formed for the limited purpose of owning same and does not own or hold any other material assets) and does not exceed the purchase price of the equipment, capital stock or other equity interest so acquired plus reasonable transaction expenses;

                  (3) Indebtedness incurred after the Issuance Date to a bank or other institutional lender for financing based on the accounts receivable of the Corporation and the Subsidiaries on terms which provide that the amount of such Indebtedness which is permitted to be outstanding varies based on the outstanding amount of the accounts receivable of the Corporation and the Subsidiaries;

                  (4) Indebtedness incurred after the Issuance Date (x) the proceeds of which are used exclusively for the purpose of paying the purchase price of one or more pharmaceutical products and related assets acquired by the Corporation or any Subsidiary (or for the purpose of paying the purchase price payable by the Corporation or any Subsidiary of the capital stock or similar equity interests of a Subsidiary that is formed or acquired for the limited purpose of owning the pharmaceutical product or products so acquired and does not hold any other material assets) and for paying of the Company's and the Subsidiary's out-of-pocket transaction costs of such acquisition, (y) which pharmaceutical products are to be manufactured, marketed and sold by the Corporation or a Subsidiary (or any other Person to whom the Corporation licenses the right to market and sell such pharmaceutical product or products) and (z) the principal amount of which Indebtedness does not exceed the purchase price payable by the Corporation or a Subsidiary for the acquisition of such pharmaceutical product or products or for such capital stock or other equity interest so acquired plus the amount of out-of-pocket transaction costs payable by the Corporation in connection with such acquisition;

                  (5) endorsements for collection or deposit in the ordinary course of business; and

                  (6) in the case of any Subsidiary, Indebtedness owed by such Subsidiary to the Corporation;

so long as in the case of Indebtedness permitted by the preceding clauses (2),
(3), or (4) on the date of incurrence of such Indebtedness (x) no Optional Redemption Event shall have occurred with respect to which any Holder shall be entitled to exercise redemption rights under Section 11 or with respect to which any Holder shall have exercised such rights and the Corporation shall not have paid, or deposited in accordance with Section 15(c), the Optional Redemption Price and (y) no Additional Dividend Event has occurred and is continuing or would result from such incurrence and no event which, with notice or passage of time, or both, would become an Additional Dividend Event has occurred and is continuing or would result from such incurrence.

                  "Permitted Liens" means

                  (1) Liens upon any property of any Subsidiary or Subsidiaries as security for Indebtedness owing to the Corporation;

                  (2) Liens for taxes or assessments or governmental charges or levies on its property if such taxes or assessments or charges or levies shall not at the time be due and payable or if the amount, applicability, or validity of any such tax, assessment, charge or levy shall currently be contested in good faith by appropriate proceedings or necessary preliminary steps are being taken to contest, compromise or settle the amount thereof or to determine the applicability or validity thereof and if the Corporation or such Subsidiary, as the case may be, shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it adequate with respect thereto; deposits or pledges to secure payment of worker's compensation, unemployment insurance, old age pensions or other social security; deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of money borrowed or credit extended), leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature in the ordinary course of business; mechanics', carriers', workers', repairmen's or other like Liens arising in the ordinary course of business securing obligations which are not overdue for a period of 60 days, or which are in good faith being contested or litigated, or deposits to obtain the release of such Liens; Liens created by or resulting from any litigation or legal proceedings or proceedings being contested in good faith by appropriate proceedings, provided any execution levied thereon shall be stayed; leases made, or existing on property acquired, in the ordinary course of business; landlords'
         Liens under leases to which the Corporation or any Subsidiary is a party; and zoning restrictions, easements, licenses or restrictions on the use of real property or minor irregularities in title thereto; provided that all such Liens described in this subsection (2) do not, in the aggregate, materially impair the use of such property in the operations of the business of the Corporation or any Subsidiary or the value of such property for the purpose of such business;

                  (3) Liens securing Indebtedness permitted under clause (2) of the definition of the term "Permitted Indebtedness" so long as in each such case such Lien does not extend to any property of the Corporation or the Subsidiaries other than the equipment being acquired or financed; and

                  (4) Liens securing Indebtedness permitted under clause (3) of the definition of the term "Permitted Indebtedness" so long as in each such case such Lien does not extend to any property of the Corporation or the Subsidiaries other than the accounts receivables of the Corporation and the Subsidiaries;

                  (5) Liens securing Indebtedness permitted under clause (4) of the definition of the term "Permitted Indebtedness" so long as in each such case such Lien does not extend to any property of the Corporation or the Subsidiaries other than the pharmaceutical product or products (or common stock or other equity interest in a Subsidiary) being acquired;

                  (6) Liens securing the obligations of the Corporation to the Holders ratably and not securing the obligations of the Corporation to any other Person; and

                  (7)     Liens existing on the Issuance Date and listed in
         Schedule 4(r) to the Subscription Agreements;

so long as at the time of incurrence of any such Lien (other than Liens described in clause (7) of this definition) (x) (x) no Optional Redemption Event shall have occurred with respect to which any Holder shall be entitled to exercise redemption rights under Section 11 or with respect to which any Holder shall have exercised such rights and the Corporation shall not have paid, or deposited in accordance with Section 15(c), the Optional Redemption Price and
(y) no Additional Dividend Event has occurred and is continuing or would result from such incurrence and no event which, with notice or passage of time, or both, would become an Additional Dividend Event has occurred and is continuing or would result from such incurrence.

                  "Person" means any natural person, partnership, corporation, limited liability company, trust, incorporated organization, unincorporated association, joint stock company or association or similar entity or any government, governmental agency or political subdivision.

                  "Principal Market" means whichever of (x) the national securities exchange, (y) the Nasdaq or (z) such other securities market on which the Common Stock is listed for trading which on such time constitutes the principal securities market for the Common Stock.

                  "Prospectus" means the prospectus forming part of the Registration Statement at the time the Registration Statement is declared effective and any amendment or supplement thereto, including any documents or information incorporated therein by reference.

                  "Purchased Shares" shall have the meaning provided in Section 10(c)(6).

                  "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  "Redemption Date" means the Business Day on which shares of Series B Preferred Stock are to be redeemed pursuant to Section 9(a), determined in accordance with Section 9(a).

                  "Redemption Notice" means a Redemption Notice substantially in the form set forth in Section 14(b).

                  "Redemption Percentage" means 110%.

                  "Redemption Period" means the period that commences on January 1, 2006.

                  "Redemption Price" means an amount in cash equal to the sum of
(A) the product obtained by multiplying (i) the Stated Value times (ii) the Redemption Percentage plus (B) an amount equal to the accrued and unpaid dividends on the share of Series B Preferred Stock to be redeemed to the applicable Redemption Date plus (C) an amount equal to accrued and unpaid Arrearage Interest, if any, on dividends on such share of Series B Preferred Stock to the applicable Redemption Date.

                  "Registrable Securities" means (1) the shares of Common Stock issuable or issued upon conversion of shares of Series B Preferred Stock, (2) if the Common Stock is changed, converted or exchanged by the Corporation or its successor, as the case may be, into any other stock or other securities on or after the date this Certificate of Determination is filed with the Secretary of State of the State of California, such other stock or other securities which are issued or issuable in respect of or in lieu of the shares of Common Stock issuable or issued upon conversion of shares of Series B Preferred Stock and (3) if any other securities are issued to holders of the Common Stock (or such other shares or other securities into which or for which the Common Stock is so changed, converted or exchanged as described in the immediately preceding clause
(2)) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction or event, such other securities which are issued or issuable in respect of or in lieu of the shares of Common Stock issuable or issued upon conversion of shares of Series B Preferred Stock.

                  "Registration Period" means the period from the Issuance Date to the earliest of (1) the date which is four years after the Issuance Date, (2) the date on which no Person who is entitled to the benefits of Section 8 of any Subscription Agreement and who is or was a Holder any longer owns or has any right to acquire any Registrable Securities and (3) the date on which each Person who is entitled to the benefits of Section 8 of any Subscription Agreement and who is or was a Holder may sell, pursuant to Rule 144 under the 1933 Act (or any successor or replacement rule or regulation), all Registrable Securities owned by such Person or which such Person has the right to acquire, without the filing of any notice with the SEC and without restriction on the manner of sale or amount of securities sold.

                  "Registration Statement" means the Registration Statement required to be filed by the Corporation with the SEC pursuant to Section 8 of each Subscription Agreement.

                  "Restricted Ownership Percentage" shall have the meaning provided in Section 10(g)(1).

                  "Rule 144A" means Rule 144A as promulgated under the 1933 Act, or any successor rule thereto.

                  "SEC" means the United States Securities and Exchange Commission.

                  "SEC Effective Date" means the date on which the Registration Statement is first ordered effective by the SEC.

                  "Securities" shall have the meaning provided in Section 10(c)(4).

                  "Senior Dividend Stock" means any class or series of capital stock of the Corporation ranking, as to dividends, senior to the Series B Preferred Stock.

                  "Senior Liquidation Stock" means any class or series of capital stock of the Corporation ranking senior as to liquidation rights to the Series B Preferred Stock.

                  "Series A Preferred Stock" means the Series A Preferred Stock, no par value, of the Corporation.

                  "Series B Preferred Stock" means the Series B Convertible Preferred Stock, no par value, of the Corporation.

                  "Stated Value" means $1,000 per share of Series B Preferred Stock.

                  "Subscription Agreements" means the several Subscription Agreements, dated as of December 29, 2002, by and between the Corporation and the several original Holders pursuant to which the shares of Series B Preferred Stock were issued.

                  "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by the Corporation.

                  "Tender Offer" means a tender offer or exchange offer.

                  "Trading Day" means a day on whichever of (x) the national securities exchange, (y) the Nasdaq or (z) such other securities market, in any such case which at the time constitutes the principal securities market for the Common Stock, is open for general trading of securities.

                  "Transaction Documents" means, individually or collectively, the Subscription Agreements, this Certificate of Determination, the Warrants, the Conversion Agent Instruction, the Letter Agreement and each other instrument statement or certificate given in writing in connection herewith or therewith.

                  "Trigger Event" shall have the meaning provided in Section 10(c)(4).

                  "VWAP" of any security on any Trading Day means the volume-weighted average price of such security on such Trading Day on the Principal Market, as reported by Bloomberg Financial, L.P. (based on a Trading Day from 9:30 a.m., Eastern Time, to 4:00 p.m., Eastern Time, using the AQR Function, for such Trading Day; provided, however, that during any period the VWAP is being determined, the VWAP shall be subject to equitable adjustments from time to time on terms consistent with Section 10(c) and otherwise reasonably acceptable to the Majority Holders for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock, (vi) distribution by the Corporation to all holders of Common Stock of evidences of indebtedness of the Corporation or cash (other than regular quarterly cash dividends), (vii) Tender Offers by the Corporation or any Subsidiary for, or other repurchases of shares of, Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than ten percent of the Common Stock outstanding, and (viii) similar events relating to the Common Stock, in each case which occur, or with respect to which the ex Date occurs, during such period.

                  "Warrants" means the Common Stock Purchase Warrants issued by the Corporation pursuant to the Subscription Agreements.

                  SECTION 2. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series B Convertible Preferred Stock", and the number of shares constituting the Series B Preferred Stock shall be 10,000, and shall not be subject to increase. The Corporation shall not issue any shares of Series B Preferred Stock other than pursuant to the Subscription Agreements, unless such issuance shall have been approved by the Majority Holders. Any shares of Series B Preferred Stock which are redeemed by the Corporation and retired and any shares of Series B Preferred Stock which are converted in accordance with
Section 10 shall be restored to the status of authorized, unissued and undesignated shares of the

Corporation's class of Preferred Stock and shall not be subject to issuance, and may not thereafter be outstanding, as shares of Series B Preferred Stock.

                  SECTION 3. CERTAIN STATUTORY MATTERS. (a) The Corporation shall use its best efforts to assure that at all times after the Issuance Date the Corporation would be permitted by Sections 500 and 501 of the CGCL (or any successor or replacement provisions or laws) to pay the Optional Redemption Price of all outstanding shares of Series B Preferred Stock if the Holders were to exercise their rights under Section 11 (whether or not such rights are at the time exercisable); provided, however, that the Corporation's incurrence of Indebtedness permitted under clause (4) of the term "Permitted Indebtedness" shall not constitute a failure to use its best efforts as required by this
Section 3.

                  (b) Within five days after each date on which the Corporation is required to file a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K pursuant to Section 13 or 15(d) under the 1934 Act, the Corporation shall furnish to each Holder a Corporation Certificate (x) setting forth in reasonable detail as of the end of the quarter or year to which such report relates the computations provided for in Section 500 of the CGCL (or any such successor or replacement provisions or laws) and (y) the amount that would have available at the end of such quarter or year, as the case may be, for payment of the Optional Redemption Price of the Series B Preferred Stock if the Holders had exercised their redemption rights under Section 11.

                  (c) The Corporation shall also provide a Corporation Certificate as to the matters to be contained in the Corporation Certificates described in Section 3(b), with the computations therein to be made as of a date within five Business Days prior to the date the Corporation provides any Corporation Certificate pursuant to this Section 3(c), within five Trading Days after any Holder requests the same by notice to the Corporation which notice is given to the Corporation by such Holder during an Event Period.

                  SECTION 4. RANK. The shares of Series B Preferred Stock shall rank senior to the Common Stock, the Series A Preferred Stock and any shares of any other series of Preferred Stock or any shares of any other class of preferred stock of the Corporation, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, except as otherwise approved by the Holders of a majority of the outstanding shares of Series B Preferred Stock in accordance with Section 12(b). Nothing in this
Section 4 shall prohibit the Corporation from issuing shares of capital stock if such issuance is made in compliance with Section 12(b) and the applicable provisions of the California General Corporation Law.

                  SECTION 5. DIVIDENDS AND DISTRIBUTIONS. (a) The Holders shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for such purpose, dividends at the applicable Dividend Rate per annum per share, and no more (except as otherwise provided herein), which shall be fully cumulative, shall accrue without interest (except as otherwise provided herein as to dividends in arrears) from the date of original issuance of each share of Series B Preferred Stock and shall be payable quarterly on each Dividend Payment Date of each year commencing April 1, 2003 (except that if any such date is not a Business Day, then such dividend shall be payable on the next succeeding day that is a Business Day) to holders of record as they appear on the stock books of the Corporation on the applicable Dividend Record Dates for such Dividend Payment Date.

                  Dividends on the Series B Preferred Stock shall be paid in cash as herein provided. The amount of the dividends payable per share of Series B Preferred Stock for each quarterly dividend period shall be computed by multiplying (x) the applicable Dividend Rate times (y) the Stated Value and then dividing the product so obtained by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends not paid on a Dividend Payment Date, whether or not such dividends have been declared, will bear Arrearage Interest until paid. No dividends or other distributions, other than dividends payable solely in shares of any Junior Dividend Stock, shall be paid or set apart for payment on any shares of Junior Dividend Stock or Parity Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock or Parity Dividend Stock unless and until all accrued and unpaid dividends on the Series B Preferred Stock and Arrearage Interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

                  If at any time any dividend on any Senior Dividend Stock shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series B Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. Without the prior written consent of the Majority Holders, no dividends shall be paid or declared and set apart for payment on any Parity Dividend Stock for any period unless dividends in an equivalent amount per share (based on the relative stated values) shall have been, or contemporaneously are, paid or declared and set apart for such payment on the Series B Preferred Stock. No cash dividends shall be paid or declared and set apart for payment on the Series B Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such dividends.

                  Any references to "distribution" contained in this Section 5 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

                  (b) If an Additional Dividend Event occurs, then so long as any Additional Dividend Event continues, the Holders shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for such purpose, dividends at a higher rate per annum, as specified in the definition of the term Dividend Rate, for the period from the occurrence of such Additional Dividend Event to the date no Additional Dividend Event is continuing. The Corporation will notify each Holder of the occurrence of each Additional Dividend Event within six Business Days after the same occurs or becomes known to the Corporation, which notice shall state the nature of such Additional Dividend Event and briefly describe the circumstances giving rise thereto.

                  (c) Neither the Corporation nor any Subsidiary shall redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of Common Stock (other than in a Tender Offer to which Section 5(d) is applicable), Junior Dividend Stock or Junior Liquidation Stock (other than the repurchase of shares of Series A Preferred Stock that are outstanding on the Issuance Date at a price not in excess of the amount per share set forth in the Letter Agreement) if the number of shares so repurchased, redeemed or otherwise acquired in such transaction or series of related transactions (excluding any Option Share Surrender) is more than either (x) 5% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions or (y) 1% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions if such transaction or series of related transactions is with any one Person or group of Persons who are Affiliates of one another, unless (i) if such redemption, repurchase or acquisition occurs prior to the end of the Registration Period, at the time thereof the Registration Statement is effective and available for use by the Holders named as selling stockholders in the Registration Statement, (ii) no Optional Redemption Event shall have occurred with respect to which any Holder shall be entitled to exercise redemption rights under Section 11 or with respect to which any Holder shall have exercised such rights and the Corporation shall not have paid, or deposited in accordance with
Section 15(c), Optional Redemption Price and (iii) the Corporation or such Subsidiary offers to purchase for cash from each Holder at the time of such redemption, repurchase or acquisition the same percentage of such Holder's shares of Series B Preferred Stock as the percentage of the number of outstanding shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, to be so redeemed, repurchased or acquired, at a purchase price per share of Series B Preferred Stock equal to the sum of (1) the product obtained by multiplying (A) the Stated Value times (B) the Redemption Percentage plus (2) an amount equal to the accrued and unpaid dividends on such share of Series B Preferred Stock to the date of repurchase pursuant to this Section 5(c) plus an amount equal to the Arrearage Interest, if any, on dividends on such share of Series B Preferred Stock to the date of repurchase pursuant to this Section 5(c).

                  (d) Neither the Corporation nor any Subsidiary shall (1) make any Tender Offer for outstanding shares of Common Stock, unless the Corporation contemporaneously therewith makes an offer, or (2) enter into an agreement regarding a Tender Offer for outstanding shares of Common Stock by any Person other than the Corporation or any Subsidiary, unless such Person agrees with the Corporation to make an offer, in either such case to each Holder to purchase for cash at the time of purchase in such Tender Offer the same percentage of shares of Series B Preferred Stock held by such Holder as the percentage of outstanding shares of Common Stock offered to be purchased in such Tender Offer at a price per share of Series B Preferred Stock equal to the greater of (i) the sum of (a) the product obtained by multiplying (1) the Stated Value times (2) Redemption Percentage plus (b) an amount equal to the accrued and unpaid dividends on such share of Series B Preferred Stock to the date of purchase pursuant to this Section 5(d) plus (c) an amount equal to the Arrearage Interest, if any, on dividends on such share of Series B Preferred Stock to the date of purchase pursuant to this Section 5(d), and (ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the purchase pursuant to such Tender Offer, be issuable on conversion in accordance with Section 10(a) of one share of Series B Preferred Stock if a Conversion Notice were given by the Holder of such share of Series B Preferred Stock on the date of purchase pursuant to such Tender Offer times (y) the price per share of Common Stock offered in such Tender Offer.

                  SECTION 6. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series B Preferred Stock equal to the Liquidation Preference, and no more, before any payment shall be made or any assets distributed to the holders of Junior Liquidation Stock; provided, however, that such rights shall accrue to the Holders only in the event that the Corporation's payments with respect to the liquidation preference of the holders of Senior Liquidation Stock that has been issued in compliance with this Certificate of Determination are fully met. After the liquidation preferences of such Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the Holders and any Parity Liquidation Stock that has been issued in compliance with this Certificate of Determination in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the Liquidation Preference of the shares of the Series B Preferred Stock and the liquidation preference of such Parity Liquidation Stock that has been issued in compliance with this Certificate of Determination, the Holders shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another Person nor a sale or transfer of all or part of the Corporation's assets to any other Person or Persons in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.

                  SECTION 7. MANDATORY REDEMPTION. The Corporation shall not be required to redeem or repurchase shares of Series B Preferred Stock except at the option of the Holders pursuant to Section 11.

                  SECTION 8. NO SINKING FUND. The shares of Series B Preferred Stock shall not be entitled to the benefits of any sinking fund for the redemption or repurchase of shares of Series B Preferred Stock.

                  SECTION 9.   REDEMPTION AT OPTION OF CORPORATION.

                  (A) OPTIONAL REDEMPTION. (1) At any time during the Redemption Period, the Corporation shall have the right to redeem on the applicable Redemption Date all or from time to time any part constituting at least 1,000 shares of Series B Preferred Stock (or such lesser number of shares of Series B Preferred Stock as shall at the time be outstanding) of the outstanding shares of Series B Preferred Stock so long as on the date the Corporation gives the Redemption Notice and at all times thereafter through such Redemption Date (v) the Corporation shall be in compliance in all material respects with its obligations to the Holders (including, without limitation, its obligations under the Transaction Documents), (w) if such Redemption Notice is given before the end of the Registration Period, the Registration Statement shall be effective and available for use by the selling stockholders named therein and shall reasonably be expected to remain effective and available for such use for the 30 days following such Redemption Date, (x) no Optional Redemption Event shall have occurred with respect to which any Holder shall be entitled to exercise redemption rights under Section 11 or with respect to which any Holder shall have exercised such rights and the Corporation shall not have paid, or deposited in accordance with Section 15(c), the Optional Redemption Price, (y) no Additional Dividend Event shall have occurred or be continuing and
(z) the Corporation has Net Cash, Cash Equivalent and Eligible Investment Balances which are sufficient, after taking into account the Corporation's cash requirements during the period from the date the Redemption

Notice is given to the Redemption Date, to pay the Redemption Price of the shares of Series B Preferred Stock to be redeemed. Any redemption of outstanding shares of Series B Preferred Stock pursuant to this Section 9(a) shall be made at the applicable Redemption Price. In order to exercise its right of redemption under this Section 9(a), the Corporation shall give a Redemption Notice to the Holders not less than 30 or more than 45 Business Days prior to the Redemption Date.

                  (2) On the Redemption Date (or such later date as a particular Holder shall surrender to the Corporation the certificate(s) for the shares of Series B Preferred Stock redeemed), the Corporation shall pay to or upon the order of each Holder by wire transfer of immediately available funds to such account as shall be specified for such purpose by such Holder an amount equal to the Redemption Price of all of such Holder's shares of Series B Preferred Stock to be redeemed that are outstanding on the Redemption Date. A Holder of such shares of Series B Preferred Stock shall not be entitled to payment of the Redemption Price of such shares of Series B Preferred Stock until such Holder shall have surrendered the certificate(s) for such shares of Series B Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section 15(b).

                  (3) The Corporation shall not be entitled to give a Redemption Notice with respect to, or to redeem, any shares of Series B Preferred Stock with respect to which a Conversion Notice has been given on a Conversion Date which is on or prior to the date on which a Redemption Notice is given. If a Redemption Notice has been given, thereafter the proceedings for such redemption shall not affect the rights of the Holders to convert in accordance with Section 10 any shares of Series B Preferred Stock called for redemption at any time prior to the Redemption Date for such shares. The number of shares of Series B Preferred Stock to be redeemed from a particular Holder, as stated in the redemption notice given to such Holder, shall be reduced by conversions of shares of Series B Preferred Stock for which such Holder gives a Conversion Notice in accordance with Section 10 at any time on or after the date the Corporation gives such Redemption Notice to such Holder and prior to the applicable Redemption Date. If on the applicable Redemption Date the Corporation fails to pay the Redemption Price of any outstanding shares of Series B Preferred Stock to be redeemed in full to such Holder or to deposit the same with an Eligible Bank in accordance with Section 15(c), such Holder shall be entitled to convert in accordance with Section 10 the shares of Series B Preferred Stock of such Holder so called for redemption at any time after such Redemption Date and prior to the date on which the Corporation pays the Redemption Price in full to such Holder for all shares of Series B Preferred Stock to be redeemed from such Holder (together with any amount due to such Holder pursuant to Section 15(d)) or so deposits the same (together with any amount due to such Holder pursuant to Section 15(d)) and gives notice to such Holder of such deposit and in the case of any such conversion of any share of Series B Preferred

Stock, upon delivery to the converting Holder of the shares of Common Stock issuable upon such conversion the Corporation shall have no further liability in respect of the Redemption Price of such share of Series B Preferred Stock, other than payment of the amount payable pursuant to Section 15(d) in respect of the period from the applicable Redemption Date to the Conversion Date for such conversion.

                  (4) Any redemption of shares of Series B Preferred Stock pursuant to this Section 9(a) shall be made as nearly as practical pro rata from all Holders based on the number of outstanding shares of Series B Preferred Stock held by each Holder, subject to reduction of the shares of Series B Preferred Stock to be redeemed from any Holder by reason of conversions of shares of Series B Preferred Stock of such Holder between the date the Redemption Notice is given and the Redemption Date.

                  (B) LIMITATION ON REDEMPTION. (1) Notwithstanding any other provision of this Certificate of Determination or applicable law to the contrary, in case the Corporation shall give a Redemption Notice to the Holders, and on the date the Corporation gives such Redemption Notice or at any time thereafter to and including the applicable Redemption Date, any Holder shall be restricted in converting shares of Series B Preferred Stock by reason of such Holder's Restricted Ownership Percentage (the "Inconvertible Shares"), then the Redemption Date for all Inconvertible Shares held by such Holder, so called for redemption by the Corporation and which such Holder may not convert at any such time during such period from the date the Corporation gives such Redemption Notice to the applicable Redemption Date shall be extended to be the Extended Redemption Date. On the applicable Redemption Date, the Corporation shall deposit in accordance with Section 15(c) the Redemption Price of all shares of Series B Preferred Stock to be held and paid to the Holders whose shares of Series B Preferred Stock are to be redeemed on Extended Redemption Dates for any such shares redeemed on such Extended Redemption Dates. Any shares of Series B Preferred Stock for which there is an Extended Redemption Date shall remain convertible by the Holder in accordance with Section 10 at any time to and including the day prior to the applicable Extended Redemption Date.

                  (2)     Notwithstanding anything to the contrary contained in
Section 10(g), solely for the purposes of calculating a Holder's Restricted Ownership Percentage for purposes of this Section 9(b), the shares of Common Stock issuable upon exercise of the Warrants held by such Holder shall not be deemed to be Excluded Shares and shall be taken into account in calculating such Holder's Restricted Ownership Percentage to determine the amount of such Holders Inconvertible Shares.

                  (C) NO OTHER REDEMPTION AT THE OPTION OF THE CORPORATION. Except as otherwise specifically provided in Section 5(c) of the Subscription Agreement or Section 9(a) and (b), the Corporation shall not have any right to redeem any shares of Series B Preferred Stock at the option of the Corporation.

                  SECTION 10.  CONVERSION.

                  (A) RIGHT TO CONVERT. Subject to and upon compliance with the provisions of this Section 10, each Holder shall have the right, at such Holder's option, at any time (except that if the Corporation shall have exercised its redemption rights under Section 9 or such Holder shall have exercised redemption rights under Section 11, such conversion right shall terminate with respect to the shares of Series B Preferred Stock to be redeemed at the close of business on the last Trading Day prior to the date the Corporation pays or deposits in accordance with Section 15(c) the applicable Optional Redemption Price or Redemption Price, as the case may be, unless the Corporation shall default in payment due upon redemption of any share of Series B Preferred Stock) to convert the outstanding shares of Series B Preferred Stock held by such Holder, or from time to time any portion of such shares, plus an amount equal to accrued and unpaid dividends on such shares, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing (1) the sum of (x) the aggregate Stated Value of all shares of Series B Preferred Stock being converted by such Holder on the same Conversion Date plus (y) accrued and unpaid dividends on the shares of Series B Preferred Stock being converted to the applicable Conversion Date plus (z) accrued and unpaid Arrearage Interest, if any, on dividends on the shares of Series B Preferred Stock being converted to the applicable Conversion Date by (2) the Conversion Price in effect on the applicable Conversion Date, by giving a Conversion Notice in the manner provided in Section 10(b); provided, however, that, if at any time any share of Series B Preferred Stock is converted in whole or in part pursuant to this Section 10(a), the Corporation does not have available for issuance upon such conversion as authorized and unissued shares or in its treasury at least the number of shares of Common Stock required to be issued pursuant hereto, then, at the election of such Holder made by notice from such Holder to the Corporation, such share of Series B Convertible Preferred Stock, to the extent that sufficient shares of Common Stock are not then available for issuance upon conversion, shall be converted into the right to receive from the Corporation, in lieu of the shares of Common Stock into which such share of Series B Convertible Preferred Stock would otherwise be converted and which the Corporation is unable to issue, payment in an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which the Corporation is unable to issue times (y) the arithmetic average of the daily VWAP of the Common Stock during the five consecutive Trading Days immediately prior to the applicable Conversion Date. Any such payment shall, for all purposes of this Certificate of Determination, be deemed to be satisfaction in full of the Corporation's obligation to issue upon such conversion shares of Common Stock that are not then available for issuance upon such conversion. A Holder is not entitled to any rights of a holder of Common Stock until such Holder has converted one or more shares of Series B Preferred Stock to Common Stock, and only to the extent any such shares of Series B Preferred Stock are deemed to have been converted to Common Stock under this Section 10. For purposes of Sections 10(e) and 10(f), whenever a provision references the shares of Common Stock into which any share of Series B Preferred Stock is convertible or the shares of Common Stock issuable upon conversion of any share of Series B Preferred Stock or words of similar import, any determination required by such provision shall be made as if a sufficient number of shares of Common Stock were then available for issuance upon conversion in full of all outstanding shares of Series B Preferred Stock.

                  (B) EXERCISE OF CONVERSION PRIVILEGE; ISSUANCE OF COMMON STOCK ON CONVERSION; NO ADJUSTMENT FOR INTEREST OR DIVIDENDS. (1) In order to exercise the conversion privilege with respect to the Series B Preferred Stock, a Holder shall give a Conversion Notice (or such other notice which is acceptable to the Corporation) to the Corporation and the Conversion Agent or to the office or agency designated by the Corporation for such purpose by notice to the Holders. A Conversion Notice may be given by telephone line facsimile transmission to the numbers set forth on the form of Conversion Notice.

                  (2) As promptly as practicable, but in no event later than three Trading Days, after a Conversion Notice is given, the Corporation shall issue and shall deliver to the Holder giving such Conversion Notice or such Holder's designee the number of full shares of Common Stock issuable upon such conversion of shares of Series B Preferred Stock in accordance with the provisions of this Section 10 and make payment by wire transfer of immediately available funds to such account as shall be specified from time to time by such Holder or deliver a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in
Section 10(b)(6) and, if applicable, any cash payment required pursuant to the proviso to the first sentence of Section 10(a) (which payment, if any, shall be paid no later than five Trading Days after the applicable Conversion Date).

                  (3) Each conversion of shares of Series B Preferred Stock shall be deemed to have been effected on the applicable Conversion Date, and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on such Conversion Date the holder of record of the shares represented thereby; provided, however, that if a Conversion Date is a date on which the stock transfer books of the Corporation shall be closed such conversion shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the applicable Conversion Date. Upon conversion of any shares of Series B Preferred Stock, the accrued and unpaid dividends on such shares of Series B Preferred Stock to (but excluding) the applicable Conversion Date shall be deemed to be paid to the Holder through receipt of such number of shares of Common Stock issued upon conversion of such shares of Series B Preferred Stock as shall have an aggregate Current Fair Market Value on the Trading Day immediately preceding such Conversion Date equal to the amount of such accrued and unpaid dividends.

                  (4) A Conversion Notice shall be deemed for all purposes to be in proper form except in the case of manifest error, in which case such Conversion Notice shall be so deemed in proper form unless the Corporation notifies the Holder who gives a Conversion Notice by telephone line facsimile transmission within two Trading Days after such Conversion Notice has been given (which notice from the Corporation shall specify all defects in the Conversion Notice) and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if such Holder promptly undertakes to correct all such defects. No such claim of error shall limit or delay performance of the Corporation's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. The Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of shares of Series B Preferred Stock in a name other than that of such Holder, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The converting Holder shall be responsible for the amount of any withholding tax payable in connection with any conversion of shares of Series B Preferred Stock.

                  (5) (A) If a Holder shall have given a Conversion Notice in accordance with the terms of this Certificate of Determination, the Corporation's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by such Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to any Holder, or any setoff, counterclaim, recoupement, limitation or termination, or any breach or alleged breach by any Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by any Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with such conversion; provided, however, that nothing herein shall limit or prejudice the right of the Corporation to pursue any such claim in any other manner permitted by applicable law. The occurrence of an event which requires an adjustment of the Conversion Price as contemplated by Section 10(c) shall in no way restrict or delay the right of any Holder to receive certificates for Common Stock upon conversion of shares of Series B Preferred Stock and the Corporation shall use its commercially reasonable best efforts to implement such adjustment on terms reasonably acceptable to the Majority Holders within two Trading Days after such occurrence.

                  (B) If the Corporation fails to issue and deliver the shares of Common Stock to a converting Holder in connection with a particular conversion of shares of Series B Preferred Stock within five Trading Days after such Holder gives the Conversion Notice for such conversion, in addition to any other liabilities the Corporation may have hereunder and under applicable law
(i) the Corporation shall pay or reimburse such Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure,
(ii) if as a result of such failure such Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by such Holder or such Holder's securities broker) or borrowing of shares of Common Stock by such Holder for purposes of settling any trade involving a sale of shares of Common Stock made by such Holder during the period beginning on the Issuance Date and ending on the date the Corporation delivers or causes to be delivered to such Holder such shares of Common Stock, then the Corporation shall upon demand of such Holder pay to the Holder an amount equal to the actual direct, out-of-pocket damages and liabilities suffered by such Holder by reason thereof which such Holder documents to the reasonable satisfaction of the Corporation, and (iii) the Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing), given at any time prior to delivery to such Holder of the shares of Common Stock issuable in connection with such exercise of the Holder's conversion right, rescind such exercise and the Conversion Notice relating thereto, in which case such Holder shall thereafter be entitled to convert, in accordance with this Section 10 that portion of such shares of Series B Preferred Stock as to which such exercise is so rescinded. Notwithstanding the foregoing, the Corporation shall not be liable to such Holder under clause (ii) of the immediately preceding sentence to the extent the failure of the Corporation to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Corporation (it being understood that the action or failure to act of the Conversion Agent shall not be deemed an event outside the control of the Corporation except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, the bankruptcy, liquidation or reorganization of the Conversion Agent under any bankruptcy, insolvency or other similar law or any similar event outside the control of the Conversion Agent). A converting Holder shall notify the Corporation in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after such Holder gives a Conversion Notice if such Holder becomes aware that such shares of Common Stock so issuable have not been received as provided herein, but any failure so to give such notice shall not affect the Holder's rights under this Certificate of Determination or otherwise.

                  (6) No fractional shares of Common Stock shall be issued upon conversion of any shares of Series B Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of such conversion, the Corporation shall pay lawful money of the United States of America for such fractional share, based on a value of one share of Common Stock being equal to the Market Price of the Common Stock on the applicable Conversion Date.

                  (C) ADJUSTMENT OF CONVERSION PRICE. The Conversion Price shall be adjusted from time to time by the Corporation as follows:

                  (1) Adjustments for Certain Dividends or Distributions in Common Stock. In case the Corporation shall on or after the Issuance Date pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following such Record Date. If any dividend or distribution of the type described in this
Section 10(c)(1) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (2) Weighted Adjustments for Issuance of Certain Rights or Warrants. In case the Corporation shall on or after the Issuance Date issue rights or warrants (other than any rights or warrants referred to in Section 10(c)(4)) to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the applicable Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and the denominator shall be the number of shares of Common Stock outstanding at the close of business on such Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants then, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such Record Date had not been fixed. In determining whether any rights or warrants entitle the holder to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors whose determination shall be conclusive and set forth in a Board Resolution, a copy of which, certified by the Secretary or an Assistant Secretary of the Corporation, shall be given to each Holder by the Corporation promptly after such determination.

                  (3) Adjustments for Certain Subdivisions of the Common Stock. In case the outstanding shares of Common Stock shall on or after the Issuance Date be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such subdivision becomes effective and the day on which the ex Date for trading of the Common Stock occurs with respect to such subdivision shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such combination becomes effective and the day on which the ex Date for trading of the Common Stock with respect to such combination occurs shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the earlier of the day following the day upon which such subdivision or combination becomes effective and the day on which the ex Date for trading of the Common Stock occurs with respect to such subdivision or combination.

                  (4) Adjustments for Certain Dividends and Distributions. In case the Corporation shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Corporation (other than any dividends or distributions to which Section 10(c)(1) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in Section 10(c)(2) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 10(d) applies) (the foregoing hereinafter in this Section 10(c)(4) called the "Securities")), then, in each such case, subject to the second paragraph of this Section 10(c)(4), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution, a copy of which, certified by the Secretary or an Assistant Secretary of the Corporation, shall be given to each Holder by the Corporation promptly after such determination) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that if the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holders shall have the right to receive upon conversion of shares of Series B Preferred Stock the amount of Securities such Holder would have received had such Holder converted such Holder's shares of Series B Preferred Stock immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 10(c)(4) by reference to the actual or when issued trading market for any Securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price to the extent possible.

                  Rights or warrants distributed by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a "Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall not be deemed to have been distributed for purposes of this

Section 10(c) (and no adjustment to the Conversion Price under this Section 10(c) will be required) until the occurrence of the earliest Trigger Event. If any such rights or warrants, including any such existing rights or warrants distributed prior to the Issuance Date are subject to Trigger Events, upon the satisfaction of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such Trigger Event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof) (so that, by way of illustration and not limitation, the dates of issuance of any such rights shall be deemed to be the dates on which such rights become exercisable to purchase capital stock of the Corporation, and not the date on which such rights may be issued, or may become evidenced by separate certificates, if such rights are not then so exercisable). In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 10(c) was made (1) in the case of any such rights or warrants all of which shall have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

                  For purposes of this Section 10(c)(4) and Sections 10(c)(1) and (2), any dividend or distribution to which this Section 10(c)(4) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 10(c)(2) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which
Section 10(c)(2) applies (and any Conversion Price reduction required by this Section 10(c)(4) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 10(c)(1) and (2) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of
Section 10(c)(1) and as "the date fixed for the determination of stockholders entitled to receive such rights or warrants", "the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of Section 10(c)(2) and
(B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the Record Date fixed for such determination" within the meaning of Section 10(c)(1).

                  (5) Adjustments for Certain Cash Dividends. In case the Corporation shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 10(d) applies or as part of a distribution referred to in Section 10(c)(4)) in an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 10(c)(5) has been made, and (2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution, a copy of which, certified by the Secretary or an Assistant Secretary of the Corporation, shall be given to each Holder by the Corporation promptly after such determination) of consideration payable in respect of any Tender Offer by the Corporation or any Subsidiary for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to Section 10(c)(6) has been made, exceeds 10% of the product of (x) the Current Market Price on the Record Date with respect to such distribution times (y) the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, unless the Corporation elects to reserve such cash for distribution to the Holders upon the conversion of shares of Series B Preferred Stock (and shall have made adequate provision) so that the Holders will receive upon such conversion, in addition to the shares of Common Stock to which the Holders are entitled, the amount of cash which the Holders would have received if the Holders had, immediately prior to the Record Date for such distribution of cash, converted their shares of Series B Preferred Stock into Common Stock, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on such Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such Record Date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on such Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holders shall have the right to receive upon conversion of shares of Series B Preferred Stock the amount of cash the Holders would have received had the Holders converted all of their shares of Series B Preferred Stock immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (6) Adjustments for Certain Tender Offers. In case a Tender Offer on or after the Issuance Date made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall expire and such Tender Offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution, a copy of which, certified by the Secretary or an Assistant Secretary of the Corporation, shall be given to each Holder by the Corporation promptly after such determination) that combined together with (1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution, a copy of which, certified by the Secretary or an Assistant Secretary of the Corporation, shall be given to each Holder by the Corporation promptly after such determination), as of the expiration of such Tender Offer, of consideration payable in respect of any other Tender Offers, by the Corporation or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to this Section 10(c)(6) has been made and (2) the aggregate amount of any distributions to all holders of the Corporation's Common Stock made exclusively in cash within 12 months preceding the expiration of such Tender Offer and in respect of which no adjustment pursuant to Section 10(c)(5) has been made, exceeds 10% of the product of the Current Market Price as of the last time (the "Expiration Time") tenders could have been made pursuant to such Tender Offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of all shares validly tendered and not withdrawn as of the

Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Corporation is obligated to purchase shares pursuant to any such Tender Offer, but the Corporation is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such Tender Offer had not been made. If the application of this Section 10(c)(6) to any Tender Offer would result in an increase in the Conversion Price, no adjustment shall be made for such Tender Offer under this Section 10(c)(6).

                  (7) Reductions in Conversion Price. The Corporation may make such reductions in the Conversion Price, in addition to those required by Sections 10(c)(1), (2), (3), (4), (5), or (6) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                  (8) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this Section 10(c)(8) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value of the Common Stock or from par value to no par value or from no par value to par value.

                  (9) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly, but in no event later than ten Business Days thereafter, give notice to the Holders setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, but which statement shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                  (10) In any case in which this Section 10(c) provides that an adjustment shall become effective immediately after a Record Date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the Holders in connection with any conversion of shares of Series B Preferred Stock after such

Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holders any amount in cash in lieu of any fraction pursuant to Section 10(b)(6).

                  (11) For purposes of this Section 10(c), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation other than dividends or distributions payable only in shares of Common Stock.

                  (D) EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. (1) If any of the following events occur, namely (A) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (B) any consolidation, merger or combination of the Corporation with another corporation or other entity as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (C) any sale or conveyance of the properties and assets of the Corporation as, or substantially as, an entirety to any other corporation or other entity as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Corporation or the successor or purchasing corporation or other entity, as the case may be, shall prior to such transaction:

                  (x) amend its articles of incorporation or comparable instrument to provide that the shares of Series B Preferred Stock shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by the holder of a number of shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder's rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 10(d) the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares);

                  (y) in the case of any such successor or purchasing Person, such Person shall execute with each Holder a written agreement providing that upon such consolidation, merger, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Corporation for the performance of all of the Corporation 's obligations under this Certificate of Determination and the other Transaction Documents; and

                  (z) if registration or qualification is required under the 1933 Act or applicable state law for the public resale by the Holder of such shares of stock and other securities so issuable upon conversion of shares of Series B Preferred Stock, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, combination or sale.

Such amendment shall provide for, among other things, adjustments in the conversion rights of the Holders which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 10. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation or other entity other than the successor or purchasing corporation or other entity, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such other corporation or other entity shall also so amend its certificate of incorporation or comparable instrument and enter into such written agreement with each Holder. The certificate(s) of incorporation or comparable instruments so amended and such written agreement(s) of each such corporation or other entity shall also contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the redemption rights set forth in Section 11.

                  (2) The provisions of this Section 10(d) shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

                  (3) If this Section 10(d) applies to any event or occurrence, Section 10(c) shall not apply.

                  (E) RESERVATION OF SHARES; SHARES TO BE FULLY PAID; LISTING OF COMMON STOCK.

                  (1) The Corporation shall reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, solely for issuance upon conversion of the Series B Preferred Stock, sufficient shares to provide for the conversion of the Series B Preferred Stock from time to time as shares of Series B Preferred Stock are converted.

                  (2) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Corporation shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

                  (3) The Corporation covenants that all shares of Common Stock issued upon conversion of the Series B Preferred Stock will be fully paid and non-assessable by the Corporation and free from all taxes, Liens and charges with respect to the issue thereof.

                  (4) The Corporation covenants that if any shares of Common Stock to be provided for the purpose of conversion of the Series B Preferred Stock require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

                  (5) The Corporation covenants that, so long as the Common Stock shall be listed on the AMEX, the NYSE or any other national securities exchange or Nasdaq, the Corporation shall obtain and, so long as the Common Stock shall be so listed on such market or exchange, maintain approval for listing thereon of all Common Stock issuable upon conversion of the Series B Preferred Stock.

                  (F) NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS. In case on or after the Issuance Date:

                  (1) the Corporation shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

                  (2) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

                  (3) the Board of Directors shall authorize any reclassification of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger or other business combination transaction to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation; or

                  (4) there shall be pending the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

the Corporation shall give the Holders as promptly as possible but in any event at least ten Trading Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record who shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up shall be determined. Such notice shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In the case of any such action of which the Corporation gives such notice to the Holders or is required to give such notice to the Holders, the Holders shall be entitled to give a Conversion Notice which is contingent on the completion of such action.

                  (G)     9.9% LIMITATION.

                  (1) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired at any time by a Holder upon conversion of shares of Series B Preferred Stock shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrants) that have limitations on the holder's right to convert, exercise or purchase similar to the limitation set forth herein (the "Excluded Shares")), together with all shares of Common Stock beneficially owned at such time (other than by virtue of the ownership of Excluded Shares) by Persons whose beneficial ownership of Common Stock would be aggregated with the beneficial ownership by such Holder for purposes of determining whether a group exists or for purposes of determining the Holder's beneficial ownership (the "Aggregation Parties"), in either such case for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder (including, without limitation, as the same is made applicable to Section 16 of the 1934 Act and the rules promulgated thereunder), would result in beneficial ownership by such Holder or such group of more than 9.9% of the shares of Common Stock for purposes of Section 13(d) or Section 16 of the 1934 Act and the rules promulgated thereunder (as the same may be modified by a particular Holder as provided herein, the "Restricted Ownership Percentage"). A Holder shall have the right (x) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Corporation in the event and only to the extent that Section 16 of the 1934 Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 9.9% and (y) at any time and from time to time, to increase its Restricted Ownership Percentage unless such Holder shall have, by written instrument delivered to the Company, irrevocably waived its rights to so increase its Restricted Ownership Percentage. If at any time the limits in this Section 10(g) make the shares of Series B Preferred Stock held by any Holder inconvertible in whole or in part, the Corporation shall not by reason thereof be relieved of its obligation to issue shares of Common Stock at any time or from time to time thereafter upon conversion of such shares of Series B Preferred Stock as and when shares of Common Stock may be issued in compliance with such restrictions.

                  (2) For purposes of this Section 10(g), in determining the number of outstanding shares of Common Stock at any time a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Corporation's then most recent Form 10-Q, Form 10-K or other public filing with the SEC, as the case may be, (2) a public announcement by the Corporation that is later than any such filing referred to in the preceding clause (1) or (3) any other notice by the Corporation or its transfer agent setting forth the number shares of Common Stock outstanding and knowledge the Holder may have about the number of shares of Common Stock issued upon conversions or exercises of Series B Preferred Stock or other Common Stock Equivalents by any Person, including the such Holder, which are not reflected in the information referred to in the preceding clauses (1) through (3). Upon the written request of any Holder, the Corporation shall within three Business Days confirm in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of Common Stock Equivalents, including the shares of Series B Preferred Stock and the Warrants, by the Holder or its affiliates, in each such case subsequent to, the date as of which such number of outstanding shares of Common Stock was reported.

                  SECTION 11.  REDEMPTION UPON OPTIONAL REDEMPTION EVENT.

                  (A) REDEMPTION RIGHT UPON OPTIONAL REDEMPTION EVENT. If an Optional Redemption Event shall occur at any time when any shares of Series B Preferred Stock are outstanding, then, in addition to any other rights of the Holders, each Holder shall have the right, at such Holder's option, to require the Corporation to redeem all of such Holder's shares of Series B Preferred Stock, or any portion thereof, on the date that is five Business Days after the date such Holder gives a Holder Notice with respect to such Optional Redemption Event. Each share of Series B Preferred Stock required to be so redeemed shall be redeemed at a price equal to the Optional Redemption Price.

                  (B) NOTICES; METHOD OF EXERCISING OPTIONAL REDEMPTION RIGHTS, ETC. (1) On or before the sixth Business Day after the occurrence of an Optional Redemption Event, the Corporation shall give to each Holder a Corporation Notice of the occurrence of such Optional Redemption Event and of the redemption right set forth herein arising as a result thereof. The Corporation Notice shall set forth:

                  (i) the date by which the optional redemption right must be exercised, and

                  (ii) a description of the procedure (set forth below) which each such Holder must follow to exercise such Holder's optional redemption right,

and shall be accompanied by a Corporation Certificate to the effect set forth in
Section 3(b), with the information and computation set forth therein being provided as of a date not more than five Business Days prior to the date the Corporation gives such Corporation Notice. No failure of the Corporation to give a Corporation Notice or defect therein shall limit the right of any Holder to exercise the optional redemption right or affect the validity of the proceedings for the redemption of such Holder's shares of Series B Preferred Stock.

                  (2) To exercise its optional redemption right, a Holder shall deliver to the Corporation on or before the 30th day after a Corporation Notice is given to such Holder (or if no Corporation Notice has been given to such Holder, within 40 days after such Holder first learns of the Optional Redemption Event) a Holder Notice to the Corporation setting forth the name of such Holder and the number of such Holder's shares of Series B Preferred Stock to be redeemed. A Holder Notice may be revoked in whole or in part by the Holder who has given such Holder Notice by giving notice of such revocation to the Corporation at any time prior to the time the Corporation pays the applicable Optional Redemption Price to such Holder.

                  (3) If a Holder shall have given a Holder Notice, then on the applicable Optional Redemption Date (or such later date as such Holder surrenders such Holder's certificates for the shares of Series B Preferred Stock redeemed) the Corporation shall make payment in immediately available funds of the applicable Optional Redemption Price to such account as specified by such Holder in writing to the Corporation at least one Business Day prior to the applicable Optional Redemption Date. If all of the shares of Series B Preferred Stock evidenced by a particular certificate are to be redeemed under this Section 11(b), the Holder of such shares of Series B Preferred Stock shall not be entitled to payment of the Optional Redemption Price of such shares of Series B Preferred Stock until such Holder shall have surrendered the certificate(s) for such shares of Series B Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section 15(b).

                  (C) OTHER. (1) A Holder Notice given by a Holder shall be deemed for all purposes to be in proper form unless the Corporation notifies such Holder in writing within three Business Days after such Holder Notice has been given (which notice shall specify all defects in such Holder Notice), and any Holder Notice containing any such defect shall nonetheless be effective on the date given if such Holder promptly undertakes to correct all such defects. Notwithstanding the absence of any such undertaking from such Holder, no such claim of error shall limit or delay performance of the Corporation's obligation to redeem all shares of Series B Preferred Stock not in dispute.

                  (2) If the Corporation fails to redeem on the applicable redemption date of any share of Series B Preferred Stock as to which the redemption right of a Holder has been properly exercised pursuant to this
Section 11, then the Optional Redemption Price for such share shall bear interest to the extent not prohibited by applicable law from the applicable redemption date until paid at the Default Rate.

                  (3) If on or before a particular Optional Redemption Date the Corporation shall have failed to pay in full the Optional Redemption Price for all shares of Series B Preferred Stock to be redeemed to the Holder entitled thereto or to deposit the same with an Eligible Bank in accordance with Section 15(c), then without in any way relieving the Corporation of its obligation to pay such amount in accordance herewith (except to the extent expressly provided in this Section 11(d)(3)), the Holder of any such share of Series B Preferred Stock shall continue to have the right to convert such share of Series B Preferred Stock into Common Stock in accordance with Section 10(a) at any time prior to the date on which the Corporation pays the Optional Redemption Price of such share of Series B Preferred Stock to such Holder (together with any amount due to such holder pursuant to Section 15(d)) or so deposits the same (together with any amount due to such Holder pursuant to Section 15(d)) and gives notice to such Holder of such deposit; provided, however, that the shares of Common Stock received by such Holder upon any such conversion in certain circumstances may be subject to restrictions on resale by such

Holder arising under applicable securities laws to the extent not registered for resale by such Holder pursuant to the Registration Statement. If a Holder converts all or any portion of such Holder's shares of Series B Preferred Stock as permitted by this Section 11(d)(3), the amount of the Optional Redemption Price due to such Holder with respect to the number of shares of Series B Preferred Stock so converted shall be reduced by $1,000 for each share of Series B Preferred Stock so converted.

                  (4) If a portion of the shares of Series B Preferred Stock represented by a particular certificate are to be redeemed, upon surrender of such certificate to the Corporation in accordance with the terms of this Section 11, the Corporation shall execute and deliver to the Holder of such certificate, without service charge, a new certificate of certificates, in such denomination or denominations as requested by such Holder.

                  SECTION 12.  VOTING RIGHTS; CERTAIN RESTRICTIONS AND
                               COVENANTS.

                  (A) VOTING RIGHTS. The Holder of each share of Series B Preferred Stock shall be entitled to a number of votes per share at any time equal to (1) in any case in which the Series B Preferred Stock votes together with the Common Stock or any other class or series of stock of the Corporation, the product of (x) 0.875 times the number of shares of Common Stock issuable upon conversion of such share of Series B Preferred Stock at such time (determined without regard to the shares of Common Stock so issuable upon such conversion in respect of accrued and unpaid dividends or accrued and unpaid Arrearage Interest on such share of Series B Preferred Stock) and (2) in any case not covered by the immediately preceding clause (1), one vote per share of Series B Preferred Stock. Each Holder shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of the Corporation and shall vote with holders of Common Stock upon the election of directors and upon any other matter submitted to a vote of shareholders, except those matters required by law to be submitted to a vote of holders of Preferred Stock or Series B Preferred Stock voting separately as a class or series, and except as provided in this Certificate of Determination. Fractional votes shall not, however, be permitted.

                  (B) CERTIFICATE OF INCORPORATION; CERTAIN STOCK. The affirmative vote or written consent of the Majority Holders, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Articles of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series B Preferred Stock, or (2) the creation or issuance of any Senior Dividend Stock, Senior Liquidation Stock, Parity Dividend Stock or Parity Liquidation Stock; provided, however, that any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights and any such increase or creation and issuance may be made without any such vote by the Holders except as otherwise required by law; and provided further, however, that no such amendment, alteration or repeal shall
(i) reduce the Optional Redemption Price, the Redemption Price or the amount payable to a Holder pursuant to Section 5(a) or 5(b), (ii) change the definition of Majority Holders, (iii) change the method of calculating the Conversion Price in a manner adverse to the Holders or reduce the number of shares of Common Stock issuable upon any conversion of shares of Series B Preferred Stock (other than any reduction in the number of shares of Common Stock so issuable pursuant to an amendment of the Articles of Incorporation which effects a combination of the outstanding shares of Common Stock and results in an adjustment in the Conversion Price pursuant to Section 10(c)(3)), or (iv) amend, modify or repeal any provision of this Section 12(b), unless in each such case referred to in the preceding clauses (i) through (iv) such amendment, modification or repeal has been approved by the affirmative vote or written consent of all Holders, voting separately as a class.

                  (C) REPURCHASES OF SERIES B PREFERRED STOCK. The Corporation shall not repurchase or otherwise acquire any shares of Series B Preferred Stock (other than pursuant to Section 5(c) of the Subscription Agreement or Section 9(a) or Section 11) unless the Corporation offers to repurchase or otherwise acquire simultaneously a pro rata portion (based on the ratio of the number of shares of Series B Preferred Stock held by such Holder to the total number of shares of Series B Preferred Stock outstanding) of each Holder's shares of Series B Preferred Stock for cash at the same price per share.

                  (D) OTHER. So long as any shares of Series B Preferred Stock are outstanding the Corporation shall comply with the following unless otherwise agreed in writing by the Majority Holders.

                  (1) LIMITATION ON INDEBTEDNESS. The Corporation will not itself, and will not permit any Subsidiary to, create, assume, incur, in any manner become liable in respect of, including, without limitation, by reason of any business combination transaction, or suffer to exist (all of which are referred to herein as "incur" or "incurring"), any Indebtedness other than Permitted Indebtedness.

                  (2) NET CASH, CASH EQUIVALENT AND ELIGIBLE INVESTMENT BALANCES CERTIFICATE. Within 90 days after the end of each fiscal year of the Corporation but in no event later than the earlier of (x) the date on which the Company is required to file with the SEC an annual report on Form 10-K under the 1934 Act and (y) the first date in the fiscal year on which the Company issues a press release or any other public statement containing information on the financial statements of the Company, the Corporation shall furnish to each Holder a

Corporation Certificate setting forth (1) the amount of the Corporation's Net Cash, Cash Equivalent and Eligible Investment Balances, (2) the number of outstanding shares of Series B Preferred Stock and (3) the amount that is 50% of the aggregate Stated Value of all outstanding shares of Series B Preferred Stock, in each case as of the end of such calendar quarter, but which Corporation Certificate shall not contain any information which would be material, non-public information concerning the Corporation for the purposes of the 1934 Act.

                  (3) PAYMENT OF OBLIGATIONS. The Corporation will pay and discharge, and will cause each Subsidiary to pay and discharge, all their respective material obligations and liabilities, including, without limitation, tax liabilities, in the ordinary course consistent with the Corporation's practices prior to the filing of this Certificate of Determination with the Secretary of State of the State of California, except where the same may be contested in good faith by appropriate proceedings.

                  (4) MAINTENANCE OF PROPERTY; INSURANCE. (A) The Corporation will keep, and will cause each Subsidiary to keep, all property which, in the reasonable business judgment of the Corporation, is useful and necessary in their respective businesses in good working order and condition, ordinary wear and tear excepted.

                  (B) The Corporation will maintain, and will cause each Subsidiary to maintain, with financially sound and responsible insurance companies, insurance in at least such amounts and against such risks as are usually insured against in the same geographic region by companies of comparable size that are engaged in the same or a similar business, subject to customary deductibles.

                  (5) CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Corporation will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Corporation, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business except, in the case of any such matter other than maintenance of the Corporation's corporate existence, where the failure to do so would not have a material adverse effect on (i) the business, properties, operations, condition (financial or other), results of operation or prospects of the Corporation and the Subsidiaries, taken as a whole, or (ii) the ability of the Corporation to pay and perform its obligations under the Transaction Documents.

                  (6) COMPLIANCE WITH LAWS. The Corporation will comply, and will cause each Subsidiary to comply, in all material respects, with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition
(financial or otherwise), operations, performance, properties or prospects of the Corporation and the Subsidiaries taken as a whole.

                  (7) INVESTMENT COMPANY ACT. The Corporation will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended, or any successor provision.

                  (8) LIMITATIONS ON LIENS. The Corporation will not itself, and will not permit any Subsidiary to, create, assume or suffer to exist any Lien upon all or any part of its property or assets of any character, whether owned on the Issuance Date hereof or thereafter acquired, except Permitted Liens.

                  (9) LIMITATIONS ON ASSET SALES, LIQUIDATIONS, ETC.; CERTAIN MATTERS. The Corporation shall not, and shall not permit any Subsidiary to, take any of the following actions unless approved in writing by the Majority
Holders:

                  (a) sell, convey or otherwise dispose of all or substantially all of its assets as an entirety or substantially as an entirety in a single transaction or in a series of related transactions; or

                  (b)     liquidate, dissolve or otherwise wind up its affairs.

For purposes of the preceding clause (b), a consolidation or merger of the Corporation or any Subsidiary in and of itself shall not be considered a liquidation, dissolution or winding up of the Corporation or such Subsidiary.

                  (10) LISTING ELIGIBILITY REPORTING. The Corporation shall notify the Holders from time to time within five days after the Corporation first learns that it does not meet any of the applicable requirements for the continued listing of the Common Stock on the Principal Market on which the Common Stock is listed from time to time.

                  (11) TRANSACTIONS WITH AFFILIATES. The Corporation will not, and will not permit any Subsidiary, directly or indirectly, to pay any funds to or for the account of, make any investment (whether by acquisition of stock or Indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Corporation, except, on terms to the Corporation or such Subsidiary no less favorable than terms that could be obtained by the Corporation or such Subsidiary from a Person that is not an Affiliate of the Corporation, as determined in good faith by the Board of Directors.

                  (12) RULE 144A INFORMATION REQUIREMENT. Within the period prior to the expiration of the holding period applicable to sales of shares of Series B Preferred Stock under Rule 144(k) under the 1933 Act (or any successor provision), the Corporation shall, during any period in which it is not subject to Section 13 or 15(d) under the 1934 Act, make available to the Holders or any holder of shares of Common Stock issued upon conversion of shares of Series B Preferred Stock which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Series B Preferred Stock from any Holder, the information required pursuant to Rule 144A(d)(4) under the 1933 Act upon the request of such Holder and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell the shares of Series B Preferred Stock held by it without registration under the 1933 Act within the limitation of the exemption provided by Rule 144A, as Rule 144A may be amended from time to time. Upon the request of any Holder, the Corporation will deliver to such Holder a written statement as to whether it has complied with such requirements.

                  (13) LIMITATION ON CERTAIN ISSUANCES. (A) The Corporation shall not (i) offer, sell or issue or enter into any agreement, arrangement or understanding to offer, sell or issue any Common Stock Equivalent for which the price at which the holder of such Common Stock Equivalent is entitled to acquire shares of Common Stock varies based on the market or trading price of the Common Stock, (ii) offer, sell or issue, or enter into any agreement, arrangement or understanding to offer sell or issue any Common Stock or Common Stock Equivalent on terms which provide for adjustment or repricing of the purchase price or number of shares or other units of such Common Stock or Common Stock Equivalents (other than terms of Common Stock Equivalents that are no more favorable to the holders of such Common Stock Equivalents than the provisions of Sections 10(c)(1), (2), (3), (4), (5), and (6) and 12(d)(13)(B)) or (iii) enter into any agreement, arrangement or understanding under which the Corporation has the right or obligation to sell shares of Common Stock or Common Stock Equivalents at any time or from time to time at a price or prices based on the market or trading price of the Common Stock (including, without limitation any agreement, arrangement or understanding that is commonly known as an "equity line of credit" or "equity line".

                  (B) The Corporation shall not, at any time on or after the Issuance Date, issue shares of Common Stock or Common Stock Equivalents (collectively, the "Newly Issued Shares"), at a price below the Current Fair Market Value of the

Common Stock at the time of such issuance, unless otherwise agreed in writing by the Majority Holders. Nothing in this Section 12(d)(13)(B) shall prohibit the following:

                  (i) the issuance by the Corporation of shares of Common Stock pro rata to all holders of the Common Stock so long as (x) any adjustment to the Conversion Price that is required by Section 10(c)(1) is made and (y) the Corporation shall have given notice of such issuance thereof to the Holders pursuant to Section 10(f);

                  (ii) the issuance by the Corporation of Newly Issued Shares in an offering for cash for the account of the Corporation that is underwritten on a firm commitment basis and is registered under the 1933 Act;

                  (iii) the issuance by the Corporation for cash of Newly Issued Shares in connection with a strategic alliance, collaboration, joint venture, partnership or similar arrangement of the Corporation with another Person which strategic alliance, collaboration, joint venture, partnership or similar arrangement relates to the Corporation's business as conducted immediately prior thereto and which Person is engaged in a business similar or related to the business of the Corporation so long as (x) the price per Newly Issued Share is not less than 85 percent of the Current Fair Market Value of the Common Stock on the date of issuance of such Newly Issued Shares and (y) the consideration other than cash which the Corporation receives in connection with such strategic alliance, collaboration, joint venture, partnership or similar arrangement has a value, as determined by the Board of Directors in its reasonable judgment and set forth in a Board Resolution, at least equal to the amount by which (i) the product of the number of Newly Issued Shares so issued times the Current Fair Market Value of the Common Stock on the date such Newly Issued Shares are issued exceeds (ii) the aggregate cash consideration received by the Corporation for such Newly Issued Shares at the time of issuance thereof;

                  (iv)    the issuance by the Corporation of Newly Issued Shares
         (A) to commercial banks or other institutional lenders incidental to the incurrence of Indebtedness to such banks or institutional lenders by the Corporation or any Subsidiary and which Indebtedness constitutes Permitted Indebtedness and (B) to equipment vendors or commercial leasing companies incidental to the leasing of equipment by the Corporation or any Subsidiary from such vendors or commercial leasing companies for use in the Corporation's or such Subsidiary's business and which lease constitutes Permitted Indebtedness;

                  (v) the issuance by the Corporation of Newly Issued Shares as all or part of the consideration payable by the Corporation in any acquisition of (x) the business of another Person who, immediately prior to such acquisition, is principally engaged in a business similar to or related to the business of the Corporation and the Subsidiaries or (y) of any pharmaceutical product or the rights to manufacture, market, and sell any pharmaceutical product, in each such case in the preceding clauses
         (x) and (y) so long as such issuance and acquisition have been duly approved by the Board of Directors as set forth in a Board Resolution;

                  (vi) the issuance by the Corporation of shares of Common Stock upon conversion of the Series B Preferred Stock in accordance with the terms hereof or upon exercise of the Warrants in accordance with the terms thereof;

                  (vii) the issuance by the Corporation of shares of Common Stock upon conversion, exercise or exchange of Common Stock Equivalents outstanding as of the Issuance Date in accordance with their terms in effect on the Issuance Date;

                  (viii) the issuance by the Corporation of Newly Issued Shares upon grant or exercise of options for employees, directors and consultants under the ESPP, the Corporation's Amended 1992 Stock Option Plan, the Corporation's Non-Employee Directors Equity Incentive Plan or any compensatory and stock purchase plans that have been approved by the Board of Directors and the stockholders of the Corporation; and

                  (ix) the issuance by the Corporation of Newly Issued Shares in an amount and at a price which would not, when taken together with all prior issuances of Newly Issued Shares issued by the Corporation in reliance on this clause (ix), result in an Aggregate Diluted Price Percentage that is greater than four percent.

In case at any time on or after the Issuance Date the Corporation shall issue shares of Common Stock or Common Stock Equivalents to any Subsidiary, this
Section 12(d)(13)(b) shall apply to such issuance. In case at any time on or after the Issuance Date any Subsidiary shall sell any shares of Common Stock or Common Stock Equivalents owned by such Subsidiary to any Person other than the Corporation, such sale shall be deemed for purposes of this Section 12(d)(13)(B) to be the issuance of such shares of Common Stock or Common Stock Equivalents by the Corporation and shall be subject to the limitations provided herein.

                  (14) CONCERNING THE BOARD OF DIRECTORS. The Board of Directors shall not permit the Corporation or any Subsidiary to take any action or engage in any transaction which, in the absence of such approval, would be a Fundamental Change but for the requirement in the definition of Fundamental Change that the Board of Directors shall have approved such action or transaction.

                  SECTION 13. OUTSTANDING SHARES. For purposes of this Certificate of Determination, all shares of Series B Preferred Stock shall be deemed outstanding except (i) from the date a Conversion Notice is given by a Holder, all shares of Series B Preferred Stock converted into Common Stock (so long as the Corporation shall issue the shares of Common Stock issuable upon such conversion as and when required by this Certificate of Determination); (ii) from the date of registration of transfer, all shares of Series B Preferred Stock held of record by the Corporation or any Subsidiary or Affiliate of the Corporation (other than any original holder of shares of Series B Preferred Stock) and (iii) from the applicable Optional Redemption Date or Redemption Date, all shares of Series B Preferred Stock which are redeemed, so long as in each case the Optional Redemption Price or Redemption Price, as the case may be, of such shares of Series B Preferred Stock shall have been paid by the Corporation as and when due hereunder or deposited in accordance with Section 15(c).

                  SECTION 14. FORMS OF NOTICES. The forms of certain of the notices required or permitted under this Certificate of Determination shall be as provided in this Section 14 or as otherwise agreed in writing by the Corporation and the Majority Holders.

                  (A) FORM OF NOTICE OF CONVERSION OF SERIES B CONVERTIBLE PREFERRED STOCK.

                              NOTICE OF CONVERSION
                                       OF
                      SERIES B CONVERTIBLE PREFERRED STOCK
                                       OF
                         QUESTCOR PHARMACEUTICALS, INC.

TO:   Questcor Pharmaceuticals, Inc.     OR   Computershare Trust Company, Inc.,
      3260 Whipple Road                        as Conversion Agent
      Union City, California  94587           350 Indiana Street
                                              Suite 800
      Attention:  Chief Financial Officer     Golden, Colorado  80401

      Facsimile No.:  (510) 400-0715          Attention:  Kellie Gwinn

                                              Facsimile No.:  (303) 262-0604

                  (1) Pursuant to the terms of the Series B Convertible Preferred Stock (the "Preferred Stock"), of Questcor Pharmaceuticals, Inc., a California corporation (the "Corporation"), the undersigned (the "Holder") hereby elects to convert___________ shares of the Preferred Stock, including $___________of accrued and unpaid dividends thereon (and $__________ of Arrearage Interest, if any, thereon) into shares of Common Stock, no par value (the "Common Stock"), of the Corporation, at a Conversion Price per share of Common Stock of $___________ , or such other securities and other property, if any, into which the Preferred Stock is currently convertible. Capitalized terms used in this Notice and not otherwise defined herein have the respective meanings provided in the Certificate of Determination of Series B Convertible Preferred Stock.

                  (2) The number of shares of Common Stock issuable upon the conversion of the shares of Preferred Stock to which this Notice relates is
_____________.

                  (3) Please issue certificates for the number of shares of Common Stock or other securities and deliver such other property, if any, into which such number of shares of Preferred Stock is convertible in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

         ____________________________          ____________________________
         Name                                  Name

         ____________________________          ____________________________
         Address                               Address

         ____________________________          ____________________________
         SS or Tax ID Number                   SS or Tax ID Number

Delivery Instructions
for Common Stock:_________________________________________
                 _________________________________________
                 _________________________________________

                  (4) If the shares of Common Stock issuable upon conversion of the Preferred Stock have not been registered for resale under the 1933 Act and this Notice is given when the shares of Common Stock issuable upon the conversion to which this Notice relates are not eligible for resale under Rule 144(k) under the 1933 Act, the Holder represents and warrants that (i) the shares of Common Stock not so registered are being acquired for the account of the Holder for investment, and not with a view to, or for resale in connection with, the public distribution thereof other than pursuant to registration under the 1933 Act or an exemption from registration under the 1933 Act, and that the Holder has no present intention of distributing or reselling the shares of Common Stock not so registered other than pursuant to registration under the 1933 Act or an exemption from registration under the 1933 Act and (ii) the Holder is an "accredited investor" as defined in Regulation D under the 1933 Act. If the provisions of Rule 144(k) under the 1933 Act are inapplicable to the Holder with respect to the Conversion Shares to which this Notice relates, the Holder further agrees that (A) the shares of Common Stock not so registered shall not be sold or transferred unless either
(i) such shares first shall have been registered under the 1933 Act or (ii) the Corporation first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Corporation to the effect that such sale or transfer is exempt from the registration requirements of the 1933 Act and (B) until such shares are registered for resale under the 1933 Act, the Corporation may place a legend on the certificate(s) for the shares of Common Stock not so registered to that effect and place a stop-transfer restriction in its records relating to the shares of Common Stock not so registered, all in accordance with the Subscription Agreement by which the Holder is bound.

Date_________________________                 ________________________________
       Signature of Holder
       (Must be signed exactly as name
       appears on the Preferred Stock Certificate.)

                  (B)     FORM OF REDEMPTION NOTICE.

                                REDEMPTION NOTICE
                (SECTION 9(a) OF CERTIFICATE OF DETERMINATION OF
                      SERIES B CONVERTIBLE PREFERRED STOCK)

TO:____________________________________
          (Name of Holder)

                  (1) Pursuant to the terms of the Series B Convertible Preferred Stock (the "Preferred Stock"), Questcor Pharmaceuticals, Inc., a California corporation (the "Corporation"), hereby notifies the above-named holder (the "Holder") that the Corporation is exercising its right to redeem _____________ shares of Preferred Stock held by the Holder in accordance with
Section 9(a) of the Certificate of Determination of the Series B Convertible Preferred Stock (the "Certificate of Determination").

                  (2)     The Redemption Date is____________________.

                  (3)     The Redemption Price per share of Preferred Stock is

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
$_________.

                  (4) Upon surrender to the Corporation of the certificate(s) for the shares of Preferred Stock to be redeemed (but in no event earlier than the Redemption Date), the Corporation will make payment of the applicable Redemption Price in accordance with the Certificate of Determination.

                  (5) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Determination.

Date:_________________                               QUESTCOR PHARMACEUTICALS,
                                                      INC.

                                                  By:________________________
                                                     Title:

                  (C)     FORM OF CORPORATION NOTICE.

                               CORPORATION NOTICE
              (SECTION 11(b)(1) OF CERTIFICATE OF DETERMINATION OF
                      SERIES B CONVERTIBLE PREFERRED STOCK)

TO: _________________________________
           (Name of Holder)

                  (1) An Optional Redemption Event described in the Certificate of Determination of Series B Convertible Preferred Stock (the "Certificate of Determination") of Questcor Pharmaceuticals, Inc., a California corporation (the "Corporation"), occurred on______________ . As a result of such Optional Redemption Event, the above-named holder (the "Holder") is entitled to exercise its optional redemption rights with respect to the Holder's shares of Series B Convertible Preferred Stock, no par value, of the Corporation (the "Preferred Stock") pursuant to Section 11(b)(2) of the Certificate of Determination.

                  (2) The Holder's optional redemption rights must be exercised on or before________,200_.

                  (3) In order to exercise such redemption rights, on or before the date set forth in the preceding paragraph (2), the Holder must deliver to the Corporation a Holder Notice, in the form set forth in Section 14(d) of the Certificate of Determination.

                  (4) In order to receive payment of the Optional Redemption Price of the shares of Preferred Stock to be redeemed, the Holder must deliver to the Corporation the certificates for the shares of Preferred Stock to be redeemed, duly endorsed for transfer to the Corporation of the shares to be redeemed.

                  (5) The Corporation Certificate required by Section 11(b) of the Certificate of Determination accompanies this Notice.

                  (6) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Determination.

Date___________________                           QUESTCOR PHARMACEUTICALS, INC.

                                                  By:__________________________
                                                     Title:

                  (D)     FORM OF HOLDER NOTICE.

                                  HOLDER NOTICE
              (SECTION 11(b)(2) OF CERTIFICATE OF DETERMINATION OF
                      SERIES B CONVERTIBLE PREFERRED STOCK)

TO:    QUESTCOR PHARMACEUTICALS, INC.

                  (1) Pursuant to the terms of the Series B Convertible Preferred Stock (the "Preferred Stock") of Questcor Pharmaceuticals, Inc., a California corporation (the "Corporation"), the undersigned holder (the "Holder") hereby elects to exercise its right to require redemption by the Corporation pursuant to Sections 11(a) and 11(b) of the Certificate of Determination of Series B Convertible Preferred Stock (the "Certificate of Determination") of__________ shares of Preferred Stock at an Optional Redemption Price per share in cash equal to the sum of (a) the product obtained by multiplying (i) the Stated Value times (ii) the Optional Redemption Percentage plus (b) an amount equal to $__________ of accrued and unpaid dividends on each share of Preferred Stock to be redeemed to the Optional Redemption Date plus
(c) an amount equal to accrued and unpaid Arrearage Interest, if any, on dividends on such share of Preferred Stock to the Optional Redemption Date.

                  (2) The aggregate Optional Redemption Price of all shares of Preferred Stock to be redeemed from the Holder pursuant to this Notice is $__________.

                  (3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Certificate of Determination.

Date:________________                      NAME OF HOLDER:

                                           _____________________________________

                                           By___________________________________
                                                Signature of Registered Holder
                                               (Must be signed exactly as name
                                              appears on the stock certificate.)

                  SECTION 15.  MISCELLANEOUS.

                  (A) NOTICES. Any notices required or permitted to be given under the terms of this Certificate of Determination shall be in writing and shall be delivered by telephone line facsimile transmission or if no telephone line facsimile transmission number shall have been provided for such purpose, shall be delivered personally or by courier or by mail and shall be deemed given upon receipt, if delivered by telephone line facsimile transmission, personally or by courier or five days after being placed in the mail (certified mail, return receipt requested, in the case of any such notice to a Person at an address in the United States of America), if mailed (a) in the case of the Corporation, addressed to the Corporation at 3260 Whipple Road, Union City, California 94587, Attention: Chief Financial Officer (telephone line facsimile transmission number (510) 400-0715), or, (b) in the case of any Holder, at such Holder's address or telephone line facsimile transmission number or address shown on the stock books maintained by the Corporation with respect to the Series B Preferred Stock or such other telephone line facsimile transmission number or address as the Corporation shall have provided by notice to the Holders in accordance with this Section 15(a) or any Holder shall have provided to the Corporation in accordance with this Section 15(a).

                  (B) REPLACEMENT OF CERTIFICATES. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the ownership of and the loss, theft, destruction or mutilation of any certificate for shares of Series B Preferred Stock and (1) in the case of loss, theft or destruction, of indemnity from the Holder of the certificate for such shares of Series B Preferred Stock reasonably satisfactory in form to the Corporation (and without the requirement to post any bond or other security) or (2) in the case of mutilation, upon surrender and cancellation of the certificate for such shares of Series B Preferred Stock, the Corporation will execute and deliver to such Holder a new certificate for such shares of Series B Preferred Stock without charge to such Holder.

                  (C) PAYMENT ON REDEMPTION; DEPOSIT OF REDEMPTION PRICE. If any share of Series B Preferred Stock is to be redeemed as provided in Section 9(a) or 11 and any notice required in connection therewith shall have been timely given as provided therein, the applicable redemption price of such share of Series B Preferred Stock to be so redeemed and with respect to which any such notice has been given shall become due and payable on the applicable redemption date. On and after such redemption date, provided that the Corporation shall have paid such redemption price to the respective Holders who are entitled thereto on or prior to the applicable redemption date or shall have deposited with an Eligible Bank on or prior to such redemption date, to be held in trust for the respective Holders entitled thereto, an amount sufficient to pay the applicable redemption price, then on such redemption date the dividends on such share of Series B Preferred Stock shall cease to accrue, and such share of Series B Preferred Stock shall be deemed not to be outstanding and the Holder thereof shall not be entitled to any rights of a Holder except to receive payment of the applicable redemption price and all other rights hereunder with respect to such share of Series B Preferred Stock shall cease. So long as the Corporation shall have so paid or deposited the full amount of the applicable redemption price on a timely basis, no Holder shall be entitled to interest on the amount so held by such Eligible Bank and, so long as the Corporation shall be in compliance in all material respects with its obligations to the Holders (including, without limitation, its obligations under the Transaction Documents), the Corporation shall be entitled to any interest paid by such Eligible Bank on the funds so deposited, subject to applicable abandoned property and escheat laws. On presentation and surrender of the certificate for such share of Series B Preferred Stock, such share shall be redeemed at the applicable redemption price.

                  (D) OVERDUE AMOUNTS. If the Corporation fails to pay when due or to deposit with an Eligible Bank in accordance with Section 15(c) the full amount of the Optional Redemption Price or the Redemption Price on or before the respective Optional Redemption Date or Redemption Date, in each such case for the number of shares of Series B Preferred Stock to be redeemed on such date or to pay any other amount to any Holder when due, then the amount thereof shall bear interest at the Default Rate from such date until paid or so deposited in full or until such share of Series B Preferred Stock is converted in accordance with this Certificate of Determination (in which case such interest shall remain due and payable).

                  (E) CERTAIN CHANGES IN LAW. To the extent that the 1933 Act or the 1934 Act or any statutes, rules or regulations promulgated thereunder relating to the registration for public sale of securities and/or the registration of issuers thereof are superseded, replaced or repealed, the requirements of this Certificate of Determination relating to such statutes, rules and regulations shall be applied as nearly as practicable with respect to such successor statutes, rules or regulations, if any, to achieve the purposes intended hereby.

                  The undersigned, Charles J. Casamento and Timothy E. Morris, the Chairman, President and Chief Executive Officer and Chief Financial Officer, respectively, of Questcor Pharmaceuticals, Inc., further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge.

                  Executed at Union City, California on the 29th day of December, 2002.

                                             /s/ CHARLES J. CASAMENTO
                                           _____________________________________
                                                   Charles J. Casamento
                                               Chairman, President and Chief
                                               Executive Officer of Questcor
                                                   Pharmaceuticals, Inc.

                                            /s/ TIMOTHY E. MORRIS
                                           _____________________________________
                                                     Timothy E. Morris
                                               Chief Financial Officer of
                                              Questcor Pharmaceuticals, Inc.

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